Filed with the Securities and Exchange Commission on April 27, 1999

                           Registration No. 333-02867
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         Post-effective Amendment No. 3
                                   On Form S-2


            Registration Statement Under The Securities Act of 1933*

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
             (Exact name of registrant as specified in its charter)

                                   CONNECTICUT
         (State or other jurisdiction of incorporation or organization)

                                       63
            (Primary Standard Industrial Classification Code Number)

                                   06-1241288
                      (I.R.S. Employer Identification No.)

         ONE CORPORATE DRIVE, SHELTON, CONNECTICUT 06484 (203) 926-1888 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    M. PRISCILLA PANNELL, CORPORATE SECRETARY
          ONE CORPORATE DRIVE, SHELTON, CONNECTICUT 06484(203) 926-1888
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy To:


                            T. RICHARD KENNEDY, ESQ.

                                WERNER & KENNEDY
             1633 Broadway, New York, New York 10019 (212) 408-6900
             -------------------------------------------------------

        Approximate date of commencement of proposed sale to the public:

     May 3, 1999 or as soon as practical after the effective date of this Registration Statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following: X . --

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of the Form, check the following: ___.

                         Calculation of Registration Fee

=================================================================================================================================
            Title of each                                 Proposed              Proposed
              class of                                     maximum               maximum
             securities              Amount               offering              aggregate             Amount of
                to be                 to be                 price               offering            registration
             registered            registered             per unit               price**                 fee
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
          Annuity Contracts                                                         $                     $
---------------------------------------------------------------------------------------------------------------------------------

*Pursuant to Rule 429 under the Securities Act of 1934, the prospectus contained in this Registration Statement also relates to annuity contracts which are covered by our earlier registration statement, including Registration File Numbers 33-67614 and 33-89674.

**The proposed aggregate offering price is estimated solely for determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units. Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Gal2
 1/15/99

                                   CROSS REFERENCE SHEET PURSUANT TO REGULATION S-K, ITEM 501

         S-2 Item No.                                                                            Prospectus Heading

1.       Forepart of the Registration Statement and                             Facing Page, Cross Reference Sheet,
         Outside Front Cover Page of Prospectus                                            Outside Front Cover Page

2.       Inside Front Cover and Outside Back Cover of Prospectus                             Available Information,
                                                                             Incorporation of Certain Documents by
                                                        Reference, How Will I Receive Statements, Table of Contents

3.       Summary Information, Risk Factors and Ratio of Earnings              Investment Options, Fees and Charges,
                                                                                        Managing Your Account Value

4.       Use of Proceeds                                    Managing Your Account Value, What are Separate Accounts

5.       Determination of the Offering Price                          Fees and Charges, Managing Your Account Value

6.       Dilution                                                                                    Not applicable

7.       Selling Security Holders                                                                    Not applicable

8.       Plan of Distribution                                 Who Distributes Annuities Offered by American Skandia

9.       Description of Securities to be Registered                    Investment Options, Purchasing Your Annuity,
                                                               Valuing Your Investment, What are Separate Accounts,
                                                                                      Rights, Benefits and Services

10.      Interests of named Expert and Counsel                                                       Not Applicable

11.      Information with Respect to the Registrant                                        Who Is American Skandia?

12.      Incorporation of Certain Documents by Reference            Incorporation of Certain Documents by Reference

13.      Disclosure of Commission Position on Indemnification for                                   Indemnification
         Securities Act Liabilities

                                                                                                    Part II Heading

14.      Other Expenses of Issuance                                                      Other Expenses of Issuance
         and Distribution                                                                          and Distribution

15.      Indemnification of Directors and Officers                        Indemnification of Directors and Officers

16.      Exhibits                                                                                          Exhibits

17.      Undertakings                                                                                  Undertakings




                                     AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                 One Corporate Drive, Shelton, Connecticut 06484

This Prospectus describes the Galaxy Variable Annuity, a flexible premium deferred annuity (the "Annuity") offered by American Skandia Life Assurance Corporation ("we", "our" or "us") exclusively to customers of Fleet Financial Group, Inc. and its affiliates. The Annuity may be offered as an individual annuity contract or as an interest in a group annuity. This Prospectus describes the important features of the Annuity and what you should consider before purchasing the Annuity. We have also filed a Statement of Additional Information that is available from us, without charge, upon your request. The contents of the Statement of Additional Information are described on page 30. The Annuity or certain of its investment options may not be available in all states. Various rights and benefits may differ between states to meet applicable laws and/or regulations. Certain terms are capitalized in this prospectus. Those terms are either defined in the Glossary of Terms or in the context of the particular section.

WHY WOULD I CHOOSE TO PURCHASE THIS ANNUITY?
This Annuity is frequently used for retirement planning. It may be used as an investment vehicle for an IRA, SEP-IRA, Roth IRA or Tax Sheltered Annuity (or 403(b)). It may also be used for other purposes that are not "qualified" investments. The Annuity allows you to invest your money in a number of variable investment options as well as in one or more fixed investment options. You are not taxed on any investment gains the Annuity earns until you make a withdrawal from the Annuity or begin to receive annuity payments. This feature, referred to as "tax-deferral", can be beneficial to the growth of your Account Value because money that would otherwise be needed to pay taxes on investment gains each year remains invested and can earn additional money. However, because the Annuity is designed for long-term retirement savings, a 10% penalty tax may be applied on withdrawals you make before you reach age 59 1/2.

WHAT ARE SOME OF THE KEY FEATURES OF THE ANNUITY?
|X| The Annuity is a "flexible premium deferred annuity." It is called "flexible premium" because you have considerable flexibility in the timing and amount of premium payments. Generally, investors "defer" receiving annuity payments until after an accumulation period.
|X| This Annuity currently offers both variable and fixed investment options however, fixed investment options were not offered on Annuities issued prior to March 30, 1994. If you allocate your Account Value to variable investment options, the value of your Annuity will vary daily to reflect the investment performance of the underlying investment options. Fixed investment options of different durations are offered that are guaranteed by us, but may have a Market Value Adjustment.
|X| The Annuity features two distinct phases - the accumulation period and the payout period. During the accumulation period your Account Value is allocated to one or more underlying investment options. The variable investment options, each a Sub-account of American Skandia Life Assurance Corporation Variable Account E, invest in an underlying mutual fund portfolio. Currently, portfolios of the Galaxy VIP Fund are being offered.
|X| During the payout period, commonly called "annuitization," you can elect to receive fixed annuity payments (1) for life; (2) for life with a guaranteed minimum number of payments; (3) based on joint lives; or (4) for a guaranteed number of payments.
|X| This Annuity offers a death benefit until age 85. On or after age 85, the death benefit is equal to the Account Value.
|X| There is no Contingent Deferred Sales Charge on surrenders or withdrawals. You can withdraw Account Value from your Annuity free of any charges.
|X| Transfers between investment options are tax-free. You may make twelve transfers each year free of charge. We also offer several programs that enable you to manage your Account Value as your financial needs and investment performance change.


--------------------------------------------------------------------------------
These annuities are NOT deposits or obligations of, or issued, guaranteed or endorsed by Fleet Bank or its affiliates, are NOT insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency. An investment in this annuity involves certain investment risks, including possible loss of principal.
-------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. PLEASE READ THIS PROSPECTUS AND THE CURRENT PROSPECTUS FOR THE UNDERLYING MUTUAL FUNDS. KEEP THEM FOR FUTURE REFERENCE.

                  FOR FURTHER INFORMATION CALL 1-800-444-3970.
Prospectus Dated: May 3, 1999                                                Statement of Additional Information Dated: May 3, 1999
GA-PROS- (05/99)                                                                                                    PROGVAPROD(5/99)

HOW DO I PURCHASE THIS ANNUITY?
We sell the Annuity through licensed, registered financial professionals. To purchase this Annuity you must be a customer of one or more subsidiaries of Fleet Financial Group, Inc. at the time the Annuity is issued. You must complete an application and submit a minimum initial purchase payment of $5,000. We may allow you to make a lower initial purchase payment provided that the purchase payments received in the first Annuity Year total at least $5,000. There is no age restriction to purchase the Annuity.
However, the protection provided by the death benefit is limited on or after age 85.

                                                         TABLE OF CONTENTS


GLOSSARY OF TERMS..................................................................................................................5


SUMMARY OF CONTRACT FEES AND CHARGES...............................................................................................6


EXPENSE EXAMPLES...................................................................................................................7


INVESTMENT OPTIONS.................................................................................................................8

   WHAT ARE THE INVESTMENT OBJECTIVES, POLICIES AND EXPENSES OF THE PORTFOLIOS?....................................................8
   WHAT ARE THE FIXED INVESTMENT OPTIONS?..........................................................................................9

FEES AND CHARGES...................................................................................................................9

   WHAT ARE THE CONTRACT FEES AND CHARGES?.........................................................................................9
   WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?..................................................................10
   WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?...................................................................................10
   WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYOUT?..............................................................................10

PURCHASING YOUR ANNUITY...........................................................................................................10

   WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?..........................................................................11

MANAGING YOUR ANNUITY.............................................................................................................11

   MAY I CHANGE THE PARTICIPANT, ANNUITANT AND BENEFICIARY DESIGNATIONS?..........................................................11
   MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?..................................................................................11
   MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?.......................................................................................12
   MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?...................................................................12
   MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?...............................................................12

MANAGING YOUR ACCOUNT VALUE.......................................................................................................12

   HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?...................................................................................12
   ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?.....................................................12
   DO YOU OFFER DOLLAR COST AVERAGING?............................................................................................13
   DO YOU OFFER A PROGRAM TO BALANCE FIXED AND VARIABLE INVESTMENTS?..............................................................13
   MAY I AUTHORIZE MY FINANCIAL REPRESENTATIVE TO MANAGE MY ACCOUNT?..............................................................13
   HOW DO THE FIXED INVESTMENT OPTIONS WORK?......................................................................................13
   HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?..............................................................................14
   HOW DOES THE MARKET VALUE ADJUSTMENT WORK?.....................................................................................14
   WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?.................................................................................15

ACCESS TO ACCOUNT VALUE...........................................................................................................15

   WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?...............................................................................15
   ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?..................................................................................15
   CAN I WITHDRAW A PORTION OF MY ANNUITY?........................................................................................15
   CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?...............................................16
   WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?.............................................................16
   CAN I SURRENDER MY ANNUITY FOR ITS VALUE?......................................................................................16
   WHAT TYPES OF ANNUITY PAYMENT OPTIONS ARE AVAILABLE UPON ANNUITIZATION?........................................................16
   HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?...........................................................................17
   HOW ARE ANNUITY PAYMENTS CALCULATED?...........................................................................................17

DEATH BENEFIT.....................................................................................................................17

   WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?..................................................................................17

VALUING YOUR INVESTMENT...........................................................................................................18

   HOW IS MY ACCOUNT VALUE DETERMINED?............................................................................................18
   WHAT IS THE SURRENDER VALUE OF MY ANNUITY?.....................................................................................18
   HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?....................................................................................18
   HOW DO YOU VALUE FIXED ALLOCATIONS?............................................................................................18
   WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?....................................................................................18

TAX CONSIDERATIONS................................................................................................................19

   WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?...............................................................19
   HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?......................................................................19
   IN GENERAL, HOW ARE ANNUITIES TAXED?...........................................................................................19
   HOW ARE DISTRIBUTIONS TAXED?...................................................................................................19
   WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED CONTRACTS?...................................21
   HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?..........................................................................22
   GENERAL TAX CONSIDERATIONS.....................................................................................................23

GENERAL INFORMATION...............................................................................................................24

   HOW WILL I RECEIVE STATEMENTS AND REPORTS?.....................................................................................24
   WHO IS AMERICAN SKANDIA?.......................................................................................................24
   WHAT ARE SEPARATE ACCOUNTS?....................................................................................................24
   WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?...........................................................................25
   WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?.........................................................................26
   AVAILABLE INFORMATION..........................................................................................................27
   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................................................................27
   HOW TO CONTACT US..............................................................................................................27
   INDEMNIFICATION................................................................................................................27
   LEGAL PROCEEDINGS..............................................................................................................28
   EXECUTIVE OFFICERS AND DIRECTORS...............................................................................................28
   CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION............................................................................30

APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA..........................................................................1

   SELECTED FINANCIAL DATA.........................................................................................................2
   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS...........................................3
   AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF....................................................................................1
   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION.....................................................................................1

APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT E..............................................................1

                                GLOSSARY OF TERMS

Many terms used within this Prospectus are described within the text where they appear. The description of those terms are not repeated in this Glossary of Terms.

Account Value: The value of each allocation to a Sub-account or a Fixed Allocation prior to the Annuity Date, plus any earnings, and/or less any losses, distributions and charges. The Account Value is calculated before we assess any applicable Contingent Deferred Sales Charge and/or any Annual Maintenance Fee. The Account Value is determined separately for each Sub-account and for each Fixed Allocation, and then totaled to determine Account Value for your entire Annuity. The Account Value of each Fixed Allocation on other than its Maturity Date may be calculated using a market value adjustment.

Annuity Date: The date you choose for annuity payments to commence. There may be a maximum Annuity Date in certain states.

Annuity Year: A 12-month period commencing on the Issue Date of the Annuity and each successive 12-month period thereafter.

Code: The Internal Revenue Code of 1986, as amended from time to time.

Fixed Allocation: An allocation of Account Value that is to be credited a fixed rate of interest for a specified Guarantee Period during the accumulation period.

Guarantee Period: A period of time during the accumulation period where we credit a fixed rate of interest on a Fixed Allocation.

Interim Value: As of any particular date, the initial value allocated to the Fixed Allocation plus all interest credited to the Fixed Allocation as of the date calculated, less any transfers or withdrawals from the Fixed Allocation.

Issue Date: The effective date of your Annuity.

MVA: A market value adjustment used in the determination of Account Value of each Fixed Allocation on a day other than such Fixed Allocation's Maturity Date.

Owner/Participant: With an Annuity issued as an individual annuity contract, the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity. With an Annuity issued as a certificate under a group annuity contract, the "Owner" refers to the person or entity who has the rights and benefits designated as to the "Participant" in the certificate.

Surrender Value: The value of your Annuity available upon surrender prior to the Annuity Date. It equals the Account Value as of the date we price the surrender minus any applicable Annual Maintenance Fee.

Unit: A measure used to calculate your Account Value in a Sub-account during the accumulation period.

Valuation Day: Every day the New York Stock Exchange is open for trading or any other day the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued.

SUMMARY OF CONTRACT FEES AND CHARGES

Below is a summary of the fees and expenses we charge for the Annuity. Some charges are assessed against your Annuity while others are assessed against assets allocated to the variable investment options. The charges that are assessed against the Annuity include the Set-Up Fee, Annual Maintenance Fee, Transfer Fee and the Tax Charge. The charge that is assessed against the variable investment options is the Insurance Charge, which is the combination of a mortality and expense risk charge and a charge for administration of the Annuity. Each portfolio of the Galaxy VIP Fund assesses a charge for investment management and for other expenses. The prospectus for the Galaxy VIP Fund provides more detailed information about the expenses for the underlying funds. In certain states, a premium tax charge may be applicable. All of these fees and expenses are described in more detail within this Prospectus.


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                            Your Transaction Expenses
------------------------------------------------------------------------------------------------------------------------------------
------------------------------- ------------------------------------------------------------- --------------------------------------
                                                        Amount Deducted/
         Fee/Expense                                 Description Of Charge                                    When Deducted
------------------------------- ------------------------------------------------------------- --------------------------------------
------------------------------- ------------------------------------------------------------- --------------------------------------
Contingent Deferred Sales                                                                            There is no Contingent Deferred
Charge                                                   Not Applicable                         Sales Charge deducted upon surrender
The charge is a percentage of                                                                                 or withdrawal
each applicable purchase
payment
------------------------------- ------------------------------------------------------------- --------------------------------------
------------------------------- ------------------------------------------------------------- --------------------------------------
Annual Maintenance Fee                       Smaller of $30 or 2% of Account Value                     Annually on the contract's
                                      (Only applicable if Account Value is under $50,000)         anniversary date or upon surrender
------------------------------- ------------------------------------------------------------- --------------------------------------
-------------------------------
Transfer Fee                                                 $10.00                             After the 12th transfer each annuity
                                                                                                                  year
------------------------------- ------------------------------------------------------------- --------------------------------------
------------------------------- ------------------------------------------------------------- --------------------------------------
Tax Charge                         Depends on the requirements of the applicable jurisdiction                    Various

------------------------------- ----------------------------------------------------------------------------------------------------
------------------------------- ----------------------------------------------------------------------------------------------------
Set-Up Fee                          $25.00 if initial Purchase Payment is less than $10,000                    Upon Issue
------------------------------- ----------------------------------------------------------------------------------------------------


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                       Annual Expenses of the Sub-Accounts
      (as a percentage of the average daily net assets of the Sub-accounts)
------------------------------- ----------------------------------------------------------------------------------------------------
Mortality & Expense Risk
Charge                                                       0.40%
                                                                                                                  Daily
Administration Charge                                        0.15%

Total  Annual  Expenses of the          0.55% per year of the value of each Sub-account              Applies to Variable Investment
Sub-accounts*                                                                                                 Options only
--------------------------- ----------------------------------------------------------------- --------------------------------------

* The combination of the Mortality and Expense Risk Charges and Administration Charge is referred to as the "Insurance Charge" elsewhere in this prospectus.

--------------------------------------------------------------------------------
                Underlying Mutual Fund Portfolio Annual Expenses
    (as a percentage of the average net assets of the underlying Portfolios)
--------------------------------------------------------------------------------

Below are the investment management fee, other expenses, and the total annual expenses for each underlying Portfolio as of December 31, 1998. The total annual expenses are the sum of the investment management fee and other expenses. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets. For certain of the underlying Portfolios, a portion of the management fee is being waived and/or other expenses are being partially reimbursed. "N/A" indicates that no portion of the management fee and/or other expenses is being waived and/or reimbursed. The underlying mutual fund portfolio information was provided by the underlying mutual funds and has not been independently verified by us. See the prospectuses or statements of additional information of the underlying Portfolios for further details.

------------------------------------------ ----------------- ---------------- ------------------ ------------------ ----------------

                                                Management          Other         Total Annual        Fee Waivers       Net Annual
           UNDERLYING PORTFOLIO                    Fees           Expenses          Portfolio        and Expense           Fund
                                                                                    Operating       Reimbursement       Operating
                                                                                    Expenses                             Expenses

------------------------------------------ ----------------- ---------------- ------------------ ------------------ ----------------
The Galaxy VIP Fund:
  Money Market                                    0.15%             0.80%             0.95%              0.25%             0.70%
  Equity                                          0.75%             0.30%             1.05%               N/A              1.05%
  High Quality Bond                               0.40%             0.65%             1.05%              0.15%             0.90%
  Asset Allocation                                0.75%             0.30%             1.05%               N/A              1.05%
------------------------------------------ ----------------- ---------------- ------------------ ------------------ ----------------


EXPENSE EXAMPLES
These examples are designed to assist you in understanding the various costs and expenses you will incur with the Annuity over certain periods of time based on specific assumptions. The examples reflect expenses of our Sub-accounts, as well as those of the underlying mutual fund portfolios. The Securities and Exchange Commission ("SEC") requires these examples.

The examples shown assume that: (a) you only allocate Account Value in the Sub-accounts; (b) fees and expenses remain constant; (c) you make no withdrawals of Account Value during the period shown; (d) you make no transfers, withdrawals, surrender or other transaction that we charge a fee during the period shown; (e) no tax charge applies; and (f) the expenses throughout the period for the underlying mutual fund portfolios will be the "Net Annual Fund Operating Expenses", as shown above in the section entitled "Underlying Mutual Fund Portfolio Annual Expenses."

THE  EXAMPLES  ARE  ILLUSTRATIVE   ONLY  -  THEY  SHOULD  NOT  BE  CONSIDERED  A
REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING MUTUAL FUNDS OR THEIR PORTFOLIOS - ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

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                                                                  Expense Examples
                                                  (amounts shown are rounded to the nearest dollar)
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Whether or not you surrender your Annuity at the end of the applicable time period or begin taking annuity payments at such time, you would pay the following expenses on a $1,000 investment, assuming 5% annual return on assets:

                                       ------------------------------------------ ------- -----------------------------------------
                             If your  initial  Purchase  Payment is at least      If your initial Purchase Payment is at least
                             $10,000, so that the set-up fee does not apply,      $10,000, so that the set-up fee does not apply,
                             and at the end of each period shown your Account     and at the end of each period shown your Account
                             Value is $50,000 or higher, so that the maintenance  Value is below $50,000, so that the maintenance
                             fee does not apply:                                  fee applies:
                                       ------------------------------------------- ------- -----------------------------------------


After:                                                                                 After:
------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------- ---- ---------- --------- ---------- ------- ---------- --------- ---------- ----------
Sub-Account:                             1 Year    3 Years    5 Years   10 Years           1 Year     3 Years   5 Years    10 Years
------------------------------------------------- ---------- --------- ---------- ------- ---------- --------- ---------- ----------
GAL Money Market                              13        40         69        152                14         44        76         165
GAL Equity                                    16        50         87        190                18         55        95         205
GAL High Quality Bond                         15        46         79        174                16         50        86         187
GAL Asset Allocation                          16        50         87        190                18         55        95         205
------------------------------------------------- ---------- --------- ---------- ------- ---------- --------- ---------- ----------

                                    --------------------------------------------
                                         If your  initial  Purchase  Payment  is
                                         below  $10,000,  so that the set-up fee
                                         applies,  and at the end of each period
                                         shown  your  Account   Value  is  below
                                         $50,000,  so that the  maintenance  fee
                                         applies:

                                    --------------------------------------------

--------------------------------------------------------------------------------
                                           After:
-------------------------------------- --------- ---------- --------- ----------
Sub-Account:                            1 Year    3 Years    5 Years   10 Years
-------------------------------------- --------- ---------- --------- ----------
GAL Money Market                             22        59         98        203
GAL Equity                                   26        70        116        241
GAL High Quality Bon                         24        65        108        224
GAL Asset Allocation                         26        70        116        241
-------------------------------------- --------- ---------- --------- ----------


INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES, POLICIES AND EXPENSES OF THE PORTFOLIOS?

Each variable investment option is a Sub-account of American Skandia Life Assurance Corporation Variable Account E (see "What are Separate Accounts" for more detailed information.) Each Sub-account invests exclusively in one Portfolio of the Galaxy VIP Fund. You should carefully read the prospectus for any Portfolio in which you are interested. The following chart classifies each of the Portfolios based on our assessment of their investment style (as of the date of this Prospectus). The chart also provides a short description of each Portfolio's investment objective (in italics) and a short, summary description of their key policies to assist you in determining which Portfolios may be of interest to you. The name of the advisor/sub-advisor for each Portfolio appears next to the description. The investment advisor of the Galaxy VIP Fund, Fleet Investment Advisors, Inc., is a subsidiary of Fleet Financial Group, Inc. Details about the investment objectives, policies, risks, costs and management of the Portfolios are found in the prospectus of the Galaxy VIP Fund. There is no guarantee that any underlying mutual fund portfolio will meet its investment objective.

Please refer to Appendix B for certain required financial information related to the historical performance of the Sub-accounts.

------------------- ---------------------------------------------------------------------------------------- -----------------------
                                                                                                                         PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                        ADVISOR/
       TYPE                                                                                                             SUB-ADVISOR
------------------- ---------------------------------------------------------------------------------------- -----------------------
------------------- ---------------------------------------------------------------------------------------- -----------------------
                    GAL VIP  Money  Market:  seeks  as high a level  of  current income as is  consistent  with  liquidity  and  stability of
                    principal.   The   Portfolio   invests  in  "money   market"
  CAPITAL           instruments  with remaining  maturities of 397 days or less,                     Fleet Investment Advisors, Inc.
  PRESERVATION      such as domestic and foreign bank  certificates  of deposit, bankers'  acceptances,  commercial paper and corporate bonds in addition to obligations  issued or guaranteed by the U.S.
                    Government,   its   agencies   or   instrumentalities,   and
                    repurchase agreements relating to such obligations.
------------------- ---------------------------------------------------------------------------------------- -----------------------
                    GAL VIP High  Quality  Bond:  seeks a high  level of current income consistent with prudent risk of capital. Under normal market and economic conditions, the Portfolio will invest at
 LONG-TERM          least  80%  of  its  total   assets  in  high  quality  debt
   BOND             obligations  that are rated at the time of  purchase  within                     Fleet Investment Advisors, Inc.
                    the three highest rating categories assigned by a nationally recognized statistical rating organization, such as Standard
                    & Poor's Ratings Group or Moody's  Service,  Inc. (or which, if unrated, are of comparable  quality),  and in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities and other "money market" instruments.
----------- ------------------------------------------------------------------------------------------------ -----------------------
                    GAL VIP  Asset  Allocation:  seeks a high  total  return  by providing  both a current  level of income  that is  greater
 ASSET              than that produced by the popular  stock market  averages as
 ALLOCATION         well as  long-term  growth in the  value of the  Portfolio's                     Fleet Investment Advisors, Inc.
                    assets.  The Portfolio  attempts to achieve  this objective and at the same time reduce  volatility  by  allocating  its assets in  varying  amounts  among  short-term  obligations, common stocks, preferred stocks and bonds.
----------- ------------------------------------------------------------------------------------------------ -----------------------
                    GAL VIP  Equity:  seeks  long-term  growth by  investing  in companies that the Portfolio's  investment  adviser believes
                    have above-average  earnings potential.  Under normal market                     Fleet Investment Advisors, Inc.
 GROWTH             and economic conditions,  the Portfolio will invest at least
                    75% of its total assets in common  stock,  preferred  stock, common stock warrants and securities convertible into common stock of such companies.
----------- ------------------------------------------------------------------------------------------------ -----------------------

WHAT ARE THE FIXED INVESTMENT OPTIONS?
We offer fixed investment options of different durations during the accumulation phase. These "Fixed Allocations" earn a guaranteed fixed rate of interest for a specified period of time, called the "Guarantee Period." In most states, we offer Fixed Allocations with Guarantee Periods of 1, 2, 3, 5, 7 and 10 years. We guarantee the fixed rate for the entire Guarantee Period. However, if you withdraw or transfer Account Value before the end of the Guarantee Period, we will adjust the value of your withdrawal or transfer based on a formula, called a "Market Value Adjustment." The Market Value Adjustment can either be positive or negative, depending on the rates that are currently being credited on Fixed Allocations. Please refer to the section entitled "How does the Market Value Adjustment Work?" for a description of the formula along with examples of how it is calculated. You may allocate Account Value to more than one Fixed Allocation at a time.

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

Set-Up Fee: We deduct a Set-Up Fee if your initial Purchase Payment is less than $10,000.

We may reduce or eliminate the amount of the Set-Up Fee when Annuities are sold to individuals or a group of individuals in a manner that reduces our costs. We would consider such factors as: (a) the size and type of group; (b) the number of Annuities purchased by a Participant; (c) the amount of Purchase Payments; and/or (d) other transactions where the set-up expenses are likely to be reduced. We will not discriminate unfairly between Annuity purchasers if and when we eliminate or reduce the Set-Up Fee.

Contingent Deferred Sales Charge: There is no Contingent Deferred Sales Charge applied if you surrender your Annuity or make a partial withdrawal.

Annual Maintenance Fee: During the accumulation period we deduct an Annual Maintenance Fee. The Annual Maintenance Fee is $30.00 or 2% of your Account Value invested in the variable investment options, whichever is less. This fee will be deducted annually on the anniversary of the Issue Date of your Annuity or, if you surrender your Annuity during the Annuity Year, the fee is deducted at the time of surrender. The Annual Maintenance Fee is only deducted if your Account Value is less than $50,000 on the anniversary of the Issue Date or at the time of surrender. We may increase the Annual Maintenance Fee. However, any increase will only apply to Annuities issued after the date of the increase.

We may reduce or eliminate the amount of the Annual Maintenance Fee when Annuities are sold to individuals or a group of individuals in a manner that reduces our maintenance expenses. We would consider such factors as: (a) the size and type of group; (b) the number of Annuities purchased by an Participant;
(c) the amount of Purchase Payments; and/or (d) other transactions where maintenance expenses are likely to be reduced. We will not discriminate unfairly between Annuity purchasers if and when we eliminate or reduce the Annual Maintenance Fee.

Transfer Fee: You may make twelve (12) free transfers between investment options each Annuity Year. We will charge $10.00 for each transfer after the twelfth in each Annuity Year. We do not consider transfers made as part of a dollar cost averaging program when we count the twelve free transfers. Transfers made as part of a rebalancing, market timing or third party investment advisory service will be subject to the twelve-transfer limit. However, all transfers made on the same day will be treated as one (1) transfer. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the Transfer Fee and are not counted toward the twelve free transfers.

Tax Charges: Several states and some municipalities charge premium taxes or similar taxes. The amount of tax will vary from jurisdiction to jurisdiction and is subject to change. The tax charge currently ranges up to 3 1/2%. We generally will deduct the amount of tax payable at the time the tax is imposed, but may also decide to deduct tax charges from each Purchase Payment at the time of a withdrawal or surrender of your Annuity or at the time you elect to begin receiving annuity payments. We may assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts.

WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?

Insurance Charge: We deduct an Insurance Charge daily against the average daily assets allocated to the Sub-accounts. The charge is equal to 0.55% on an annual basis. This charge is for insurance benefits, including the Annuity's death benefit that provides guaranteed benefits to your beneficiary even if the market declines and the risk that persons we guarantee annuity payments to will live longer than our assumptions. The charge also covers administrative costs associated with providing the Annuity benefits, including preparation of the contract, confirmation statements, annual account statements and annual reports, legal and accounting fees as well as various related expenses. Finally, the charge covers the risk that our assumptions about the administrative and non-mortality expenses under this Annuity are incorrect. The Insurance Charge is not deducted against assets allocated to a fixed investment option. We may increase the portion of the Insurance Charge for administrative costs. However, any increase will only apply to Annuities issued after the date of the increase.

We may reduce the portion of the Insurance Charge for administrative costs when Annuities are sold to individuals or a group of individuals in a manner that reduces our administrative expenses. We would consider such factors as: (a) the size and type of group; (b) the number of Annuities purchased by an Participant;
(c) the amount of Purchase Payments; and/or (d) other transactions where administration expenses are likely to be reduced. We will not discriminate unfairly between Annuity purchasers if and when we reduce the portion of the Insurance Charge attributed to the charge covering administrative costs.

WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?
We take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to Fixed Allocations. No specific fee or expenses are deducted when determining the rate we credit. Any Tax Charge applies to amounts that are taken from the variable investment options or the Fixed Allocations. A Market Value Adjustment may also apply to transfers, certain withdrawals or surrender from a Fixed Allocation.

WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYOUT?
In certain states a tax is due if and when you exercise your right to receive periodic annuity payments. We do not deduct any specific charges during the payout period. However, the amount payable will depend on the applicable jurisdiction and on the annuity payment option you select. If you select an option that guarantees payment for life, then the payment amount also will depend on your age and, where permitted by law, your gender. In all cases, the amount of each payment will depend on the Account Value of your Annuity when you elect to begin annuity payments.

PURCHASING YOUR ANNUITY

WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?

Minimum Initial Purchase Payment: To purchase this Annuity, you must be a customer of one or more subsidiaries of Fleet Financial Group, Inc. at the time the Annuity is issued. You must make a minimum initial Purchase Payment of $5,000. However, if you decide to make payments under a systematic investment or "bank drafting" program, we will accept a lower initial Purchase Payment provided that, within the first Annuity Year, you make at least $5,000 in total Purchase Payments.

Age Restrictions: There is no age restriction to purchase the Annuity. However, the protection provided by the Death Benefit is limited on or after age 85.

Participant, Annuitant and Beneficiary Designations: On your Application, we will ask you to name the Participant(s), Annuitant and one or more Beneficiaries for your Annuity.

|X| Participant: The Participant(s) holds all rights under the Annuity. You may name more than one Participant in which case all ownership rights are held jointly. However, this Annuity does not provide a right of survivorship. Refer to the Glossary of Terms for a complete description of the term "Participant."
|X| Annuitant: The Annuitant is the person we agree to make annuity payments to and upon whose life we continue to make such payments. You must name an Annuitant who is a natural person. We do not accept a designation of joint Annuitants. Where allowed by law, you may name one or more Contingent Annuitants. A Contingent Annuitant will become the Annuitant if the Annuitant dies before the Annuity Date.
|X| Beneficiary: The Beneficiary is the person(s) or entity you name to receive the death benefit. If no beneficiary is named the death benefit will be paid to you or your estate.

You should seek competent tax advice on the income, estate and gift tax implications of your designations.

MANAGING YOUR ANNUITY

MAY I CHANGE THE PARTICIPANT, ANNUITANT AND BENEFICIARY DESIGNATIONS?
You may change the Participant, Annuitant and Beneficiary designations by sending us a request in writing. Where allowed by law, such changes will be subject to our acceptance. Some of the changes we will not accept include, but are not limited to:

|X| a new Participant subsequent to the death of the Participant or the first of any joint Participants to die, except where a spouse-Beneficiary has become the Participant as a result of a Participant's death;
|X| a new Participant or Annuitant who does not meet our then current underwriting guidelines;
|X| a new Annuitant subsequent to the Annuity Date if the annuity option selected includes a life contingency;
|X| a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity; and
|X| a change in Beneficiary if the Participant had previously made the designation irrevocable.

Spousal Participants/Spousal Beneficiaries
If an Annuity is owned jointly by spouses, the death benefit will be payable upon the death of the first spouse. However, if the sole primary Beneficiary is designated as one of the following:
[X]  "surviving spouse";
|X| each spouse named individually upon the death of the other; or |X| a designation which we, in our sole discretion, determine to be of similar intent; then

upon the death of either Participant, the surviving spouse may elect to be treated as the Participant and continue the Annuity, subject to its existing terms and conditions, instead of taking the Death Benefit.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?
(The right to return the Annuity is referred to as the "free-look" right or "right to cancel.")

If after purchasing your Annuity you change your mind and decide that you do not want it, you may return it to us within a certain period of time known as a free-look period. Depending on the state in which you purchased your Annuity, the free-look period may be ten (10) days, twenty-one (21) days or longer, measured from the time that you received your Annuity. If you free-look your Annuity, we will refund your current Account Value plus any tax charge deducted. This amount may be higher or lower than your original Purchase Payment. Certain states require that we return your current Account Value or the amount of your initial Purchase Payment, whichever is greater. The same rule applies to an Annuity that is purchased as an IRA. In those states where we are required to return the greater of your Purchase Payment or Account Value, we will allocate your Account Value to the AST Money Market Sub-account during the free-look period and for a reasonable additional amount of time to allow for delivery of your Annuity.

MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?
The minimum amount that we accept as an additional Purchase Payment is $500 unless you participate in bank drafting or a periodic purchase payment program. An additional Purchase Payment will be returned if we have not received written allocation instructions.

MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?
You can make additional Purchase Payments to your Annuity by authorizing us to deduct money directly from your bank account and applying it to your Annuity. This type of program is often called "bank drafting". Purchase Payments made through bank drafting may only be allocated to the variable investment options. Bank drafting allows you to invest in an Annuity with a lower initial Purchase Payment, as long as you authorize payments that will equal at least $5,000 during the first 12 months of your Annuity. We may suspend or cancel bank drafting privileges if sufficient funds are not available from the applicable financial institution on any date that a transaction is scheduled to occur.

MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?
These types of programs are only available with certain types of plans. If your employer sponsors such a program, we may agree to accept periodic Purchase Payments through a salary reduction program as long as the allocations are made only to variable investment options and the periodic Purchase Payments received in the first year total at least $5,000. The minimum additional Purchase Payment you may make through a salary reduction program is $50.

MANAGING YOUR ACCOUNT VALUE

HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?
(See "Valuing Your Investment" for a description of our procedure for pricing initial and subsequent Purchase Payments.)

Initial Purchase Payment: Once we accept your application, we invest your net Purchase Payment in the Annuity. The net Purchase Payment is your initial Purchase Payment minus any tax charges that may apply and any applicable set-up fee. On your application we ask you to provide us with instructions for allocating your Account Value. You can allocate Account Value to one or more variable investment options or Fixed Allocations. In those states where we are required to return your Purchase Payment if you elect to "free-look" your Annuity, we initially allocate all amounts that you choose to allocate to the variable investment options to the GAL Money Market Sub-account. At the end of the "free-look" period we will reallocate your Account Value according to your most recent allocation instructions. Where permitted by law, we will allocate your Purchase Payments according to your initial instructions, without temporarily allocating to the GAL Money Market Sub-account. To do this, we will ask that you execute our form called a "return waiver" that authorizes us to allocate your Purchase Payment to your chosen Sub-accounts immediately. If you submit the "return waiver" and then decide to return your Annuity during the free-look period, you will receive your current Account Value which may be more or less than your initial Purchase Payment (see "May I Return the Annuity if I Change my Mind?").

Subsequent Purchase Payments: We will allocate any additional Purchase Payments you make according to your most recent allocation instructions. We assume that your current allocation instructions are valid for subsequent Purchase Payments until you make a change to those allocations or request new allocations when you submit a new Purchase Payment.

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS? During the accumulation period you may transfer Account Value between investment options. Transfers are not subject to taxation. We currently limit the number of Sub-accounts you can invest in at any one time to ten (10). However, you can invest in an unlimited number of Fixed Allocations. We may require a minimum of $500 in each Sub-account you allocate Account Value to at the time of any allocation or transfer. If you request a transfer and, as a result of the transfer, there would be less than $500 in the Sub-account, we may transfer the remaining Account Value in the Sub-account pro rata to the other investment options to which you transferred.

We will charge $10.00 for each transfer after the twelfth (12th) in each Annuity Year, including transfers made as part of any rebalancing, market timing, asset allocation or similar program which you have authorized. Transfers made as part of a dollar cost averaging program do not count toward the twelve free transfer limit. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the transfer charge.

We reserve the right to limit the number of transfers in any Annuity Year for all existing or new Participants. We also reserve the right to limit the number of transfers in any Annuity Year or to refuse any transfer request for an Participant or certain Participants if: (a) we believe that excessive trading or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the Portfolios; or (b) we are informed by one or more of the Portfolios that the purchase or redemption of shares must be restricted because of excessive trading or a specific transfer or group of transfers is deemed to have a detrimental effect on the share prices of affected Portfolios. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular Portfolio. Under such a circumstance, we will process transfers according to our rules then in effect and provide notice if the transfer request was denied. If a transfer request is denied, a new transfer request may be required.

DO YOU OFFER DOLLAR COST AVERAGING?
Yes. We offer Dollar Cost Averaging during the accumulation period. Dollar Cost Averaging allows you to systematically transfer an amount each month from one investment option to one or more other investment options. You can choose to transfer earnings only, principal plus earnings or a flat dollar amount. Dollar Cost Averaging allows you to invest regularly each month, regardless of the current unit value (or price) of the Sub-account(s) you invest in. This enables you to purchase more units when the market price is low and fewer units when the market price is high. This may result in a lower average cost of units over time. However, there is no guarantee that Dollar Cost Averaging will result in a profit or protect against a loss in a declining market.

You must have a minimum Account Value of at least $25,000 to enroll in a Dollar Cost Averaging program.

You  can  Dollar  Cost  Average  from  variable   investment  options  or  Fixed
Allocations. Dollar Cost Averaging from Fixed Allocations is subject to a number of rules that include, but are not limited to the following:

|X| You may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years.
|X| You may only Dollar Cost Average earnings or principal plus earnings. If transferring principal plus earnings, the program must be designed to last the entire Guarantee Period for the Fixed Allocation.
|X| Dollar Cost Averaging transfers from Fixed Allocations are not subject to a Market Value Adjustment.

DO YOU OFFER A PROGRAM TO BALANCE FIXED AND VARIABLE INVESTMENTS?
Some investors wish to invest in the variable investment options but also wish to protect a portion of their investment from market fluctuations. We offer a balanced investment program where a portion of your Purchase Payment is allocated to a Fixed Allocation for a Guarantee Period that you select and the remaining Account Value is allocated to the variable investment options that you select. The amount that we allocate to the Fixed Allocation is the amount that will grow to a specific "principal amount" such as your initial Purchase Payment. We determine the amount based on the rates then in effect for the Guarantee Period you choose. If no amounts are transferred or withdrawn from the Fixed Allocation, at the end of the Guarantee Period, it will have grown to equal the "principal amount". The remaining Account Value that was not allocated to the Fixed Allocation can be allocated to any of the Sub-accounts that you choose. Account Value allocated to the variable investment options is subject to market fluctuations and may increase or decrease in value.

Example
Assume you have $100,000 to invest. You choose to allocate a portion of your Account Value to a Fixed Allocation with a 10-year Guarantee Period. The rate for the 10-year Guarantee Period is 4.24%*. Based on the chosen Guarantee Period and interest rate, the factor for determining how much of your Account Value can be allocated to the Fixed Allocation is 0.660170. That means that $66,017 will be allocated to the Fixed Allocation and the remaining Account Value ($33,983) will be allocated to the variable investment options. Assuming that you do not make any withdrawals from the Fixed Allocation, it will grow to $100,000 at the end of the Guarantee Period. Of course we cannot predict the value of the remaining Account Value that was allocated to the variable investment options.

* The rate in this example is hypothetical and may not reflect the current rate for Guarantee Periods of this duration.

MAY I AUTHORIZE MY FINANCIAL REPRESENTATIVE TO MANAGE MY ACCOUNT?
You may authorize your financial representative to decide on the allocation of your Account Value and to make financial transactions between investment options, subject to our rules. However, we can suspend or cancel these privileges at any time. We will notify you if we do. We may restrict the available investment options if you authorize a financial representative to make transfers for you. We do this so that no financial representative is in a position to control transfers of large amounts of money for multiple clients into or out of any of the underlying portfolios that have expressed concern about movement of a large proportion of a portfolio's assets.

We or an affiliate of ours may provide administrative support to financial representatives who make transfers on your behalf. These financial representatives may be firms or persons who also are appointed by us as authorized sellers of the Annuity. However, we do not offer you advice about how to allocate your Account Value under any circumstance. Any financial firm or representative you engage to provide advice and/or make transfers for you is not acting on our behalf. We are not responsible for any recommendations such financial representatives make, any market timing or asset allocation programs they choose to follow or any specific transfers they make on your behalf.

HOW DO THE FIXED INVESTMENT OPTIONS WORK?
(Fixed Allocations may not be available in all states and may not be available in certain durations.)

Fixed Allocations currently are offered with Guarantee Periods of 1, 2, 3, 5, 7 and 10 years. We credit the fixed interest rate to the Fixed Allocation throughout a set period of time called a "Guarantee Period." The interest rate credited to a Fixed Allocation is the rate in effect when the Guarantee Period begins and does not change during the Guarantee Period. The rates are an effective annual rate of interest. We determine the interest rates for the various Guarantee Periods. At the time that we confirm your Fixed Allocation, we will advise you of the interest rate in effect and the date your Fixed Allocation matures. We may change the rates we credit new Fixed Allocations at any time. To inquire as to the current rates for Fixed Allocations, please call 1-800-444-3970.

A Guarantee Period for a Fixed Allocation begins:

|X| when all or part of a net Purchase Payment is allocated to that particular Guarantee Period;
|X| upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or
|X| when a Guarantee Period attributable to a Fixed Allocation "renews" after its Maturity Date.

HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?
We do not have a specific formula for determining the fixed interest rates for Fixed Allocations. Generally the interest rates we offer for Fixed Allocations will reflect the investment returns available on the types of investments we make to support our fixed rate guarantees. These investment types may include cash, debt securities guaranteed by the United States government and its agencies and instrumentalities, money market instruments, corporate debt obligations of different durations, private placements, asset-backed obligations and municipal bonds. In determining rates we also consider factors such as the length of the Guarantee Period for the Fixed Allocation, regulatory and tax requirements, liquidity of the markets for the type of investments we make, commissions, administrative and investment expenses, our insurance risks in relation to the Fixed Allocations, general economic trends and competition.

We will credit interest on a new Fixed Allocation in an existing Annuity at a rate not less than the rate we are then crediting to Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.

HOW DOES THE MARKET VALUE ADJUSTMENT WORK?
If you transfer or withdraw Account Value from a Fixed Allocation before the end of its Guarantee Period, we will adjust the value of your investment based on a formula, called a "Market Value Adjustment" or "MVA". The Market Value Adjustment formula compares the interest rates credited for Fixed Allocations at the time you invested, to interest rates being credited when you make a transfer or withdrawal. The amount of any Market Value Adjustment can be either positive or negative, depending on the rates that are currently being credited on Fixed Allocations.

MVA Formula
The MVA formula is applied separately to each Fixed Allocation. The formula is as follows:

                                                     [(1+I) / (1+J+0.0010)]N/12

                                                               where:

                  I is the fixed interest rate we guaranteed to credit to the Fixed Allocation as of its starting date;

                  J is the fixed interest rate for your class of annuities at the time of the withdrawal for a new Fixed Allocation with a Guarantee Period equal to the remaining number of years in your original Guarantee Period;

                  N is the number of months remaining in the original Guarantee Period.

If you surrender your Annuity under the "free-look" provision, the MVA formula is [(1 + I)/(1 + J)]N/12.

If the transfer or withdrawal does not occur on the yearly or monthly anniversary of the beginning of the Fixed Allocation, the numbers used in `J' and `N' will be rounded to the next highest integer.

MVA Examples
The following hypothetical examples show the effect of the MVA in determining Account Value. Assume the following:

|X| You allocate $50,000 into a Fixed Allocation with a Guarantee Period of 5 years.
|X|  The interest rate for your Fixed Allocation is 5.0% (I = 5.0%).
|X| You make no withdrawals or transfers until you decided to withdraw the entire Fixed Allocation after exactly three (3) years, therefore 24 months remain before the Maturity Date (N = 24).

Example of Positive MVA
Assume that at the time you request the withdrawal, the fixed interest rate for a new Fixed Allocation with a Guarantee Period of 24 months is 3.5% (J = 3.5%). Based on these assumptions, the MVA would be calculated as follows:

        MVA Factor = [(1+I)/(I+J+0.0010)]N/12 = [1.05/1.036]2 = 1.027210
                            Interim Value = $57881.25
       Account Value after MVA = Interim Value X MVA Factor = $59,456.20.

Example of Negative MVA
Assume that at the time you request the withdrawal, the fixed interest rate for a new Fixed Allocation with a Guarantee Period of 24 months is 6.0% (J = 6.0%). Based on these assumptions, the MVA would be calculated as follows:

       MVA Factor = [(1+I)/(1+J+0.0010)]N/12 = [1.05/1.061)]2 = 0.979372
                            Interim Value = $57881.25
       Account Value after MVA = Interim Value X MVA Factor = $56,687.28.

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?
The "Maturity Date" for a Fixed Allocation is the last day of the Guarantee Period. On the Maturity Date, you may choose to renew the Fixed Allocation for a new Guarantee Period of the same or different length or you may transfer all or part of that Fixed Allocation's Account Value to another Fixed Allocation or to one or more Sub-accounts. If you do not specify how you want a Fixed Allocation to be allocated on its Maturity Date, it will be renewed for a Fixed Allocation of the same duration if then available. We will notify you 60 days before the end of the Guarantee Period about the fixed interest rates that we are currently crediting to all Fixed Allocations that are being offered. The rates being credited to Fixed Allocations may change before the Maturity Date. We will not charge a MVA if you choose to renew a Fixed Allocation on its Maturity Date or transfer the Account Value to one or more variable investment options.

ACCESS TO ACCOUNT VALUE

WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?
During the accumulation phase you can access your Account Value through Partial Withdrawals, Systematic Withdrawals, and where required for tax purposes, Minimum Distributions. You can also surrender your Annuity at any time. Unless you notify us differently, withdrawals are taken pro-rata based on the Account Value in the investment options at the time we receive your withdrawal request. Each of these types of distributions is described more fully below.

ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?
(For more information, see "Tax Considerations")

During the Accumulation Period
A distribution during the accumulation period is deemed to come first from any "gain" in your Annuity and second as a return of your "tax basis", if any. Distributions from your Annuity are generally subject to ordinary income taxation on the amount of any investment gain. If you take a distribution prior to the taxpayer's age 59 1/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. You may wish to consult a professional tax advisor for advice before requesting a distribution.

During the Annuitization Period
During the annuitization period, a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time you receive the payment. The Code and regulations have "exclusionary rules" that we use to determine what portion of each annuity payment should be treated as a return of any tax basis you have in the Annuity. Once the tax basis in the Annuity has been distributed, the remaining annuity payments are taxable as ordinary income. The tax basis in the Annuity may be based on the tax-basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

CAN I WITHDRAW A PORTION OF MY ANNUITY?
Yes, you can make a withdrawal during the accumulation phase. We call this a "Partial Withdrawal." After any Partial Withdrawal, your Annuity must have a Surrender Value of at least $1,000, or we may treat the Partial Withdrawal request as a request to fully surrender your Annuity. The minimum Partial Withdrawal you may request is $100.

CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD? Yes. We call these "Systematic Withdrawals." You can receive Systematic Withdrawals of earnings only, principal plus earnings or a flat dollar amount.

Systematic Withdrawals can be made from Account Value allocated to the variable investment options or Fixed Allocations. Generally, Systematic Withdrawals from Fixed Allocations are limited to earnings accrued after the program of Systematic Withdrawals begins, or payments of fixed dollar amounts that do not exceed such earnings. Systematic Withdrawals are available on a monthly, quarterly, semi-annual or annual basis. The Surrender Value of your Annuity must be at least $25,000 before we will allow you to begin a program of Systematic Withdrawals.

The minimum amount for each Systematic Withdrawal is $100. If any scheduled Systematic Withdrawal is for less than $100, we may postpone the withdrawal and add the expected amount to the amount that is to be withdrawn on the next scheduled Systematic Withdrawal.

WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM? (See "Tax Considerations" for a further discussion of Minimum Distributions.)

Minimum Distributions are a type of Systematic Withdrawal we allow to meet distribution requirements under Sections 401, 403(b) or 408 of the Code. Under the Code, you may be required to begin receiving periodic amounts from your Annuity. In such case, we will allow you to make Systematic Withdrawals in amounts that satisfy the minimum distribution rules under the Code.

If you request, we will calculate the annual required Minimum Distribution under your Annuity. The amount of the required Minimum Distribution for your particular situation may depend on other annuities, savings or investments. We will only calculate the amount of your required Minimum Distribution based on the value of your Annuity. We require three (3) days advance written notice to calculate and process the amount of your payments. We may charge you for calculating required Minimum Distributions. You may elect to have Minimum Distributions paid out monthly, quarterly, semi-annually or annually. The $100 minimum that applies to Systematic Withdrawals does not apply to Minimum Distributions.

CAN I SURRENDER MY ANNUITY FOR ITS VALUE?
Yes. During the accumulation phase you can surrender your Annuity at any time. Upon surrender, you will receive the Surrender Value. Upon surrender of your Annuity, you will no longer have any rights under the Annuity.

WHAT TYPES OF ANNUITY PAYMENT OPTIONS ARE AVAILABLE UPON ANNUITIZATION?
Annuity payments can be guaranteed for the life of the Annuitant, for the life of the Annuitant with a certain period guaranteed, or for a certain fixed period of time with no life contingency. We currently make available fixed payments and adjustable payments. However, adjustable annuity payments may not be available on your Annuity Date.

You may choose an Annuity Date, an annuity option and the frequency of annuity payments when you purchase an Annuity, or at a later date. You may change your choices up to 30 days before the Annuity Date. Any change to these options must be in writing. The Annuity Date must be the first or the fifteenth day of a calendar month. A maximum Annuity Date may be required by law.

We currently offer the following Annuity Payment Options. Additional Annuity Payment Options may be offered in the future.

Key Life: is the person or persons upon whose life annuity payments with a life contingency are based.

Option 1
Payments for Life: Under this option, income is payable periodically until the death of the "key life". No additional annuity payments are made after the death of the key life. Since no minimum number of payments is guaranteed, this option offers the largest amount of periodic payments of the life contingent annuity options. It is possible that only one payment will be payable if the death of the key life occurs before the date the second payment was due, and no other payments nor death benefits would be payable.

Option 2
Payments for Life with 10, 15, or 20 Years Certain: Under this option, income is payable until the death of the key life. However, if the key life dies before the end of the period selected (10, 15, or 20 years), the remaining payments are paid to the Beneficiary until the end of such period.

Option 3
Payments Based on Joint Lives: Under this option, income is payable periodically during the joint lifetime of two key lives, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the survivor's death. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the key lives occurs before the date the second payment was due, and no other payments or death benefits would be payable.

Option 4
Payments for a Certain Period: Under this option, income is payable periodically for a specified number of years. If the payee dies before the end of the specified number of years, the remaining payments are paid to the Beneficiary to the end of such period. Note that under this option, payments are not based on any assumptions of life expectancy. Therefore, that portion of the Insurance Charge assessed to cover the risk that key lives outlive our expectations provides no benefit to an Participant selecting this option.

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?
If you have not provided us with your Annuity Date or Annuity Payment Option in writing, then:

|X| the Annuity Date will be the first day of the calendar month following the later of the Annuitant's 90th birthday or the fifth anniversary of our receipt of your request to purchase an Annuity; and
|X| the Annuity Payments, where allowed by law, will be fixed monthly payments for life with 10 years certain (See Option 2).

If you have not made an election prior to death benefit proceeds becoming due, the Beneficiary may elect to receive the death benefit under one of the annuity payment options. However, if you made an election, the Beneficiary may not alter such election.

HOW ARE ANNUITY PAYMENTS CALCULATED?
The first annuity payment varies according to the annuity payment option and payment frequency selected. The first payment is determined by multiplying the Account Value by the factor determined from our table of annuity rates. Your Account Value will be determined as of the close of business on the fifteenth day preceding the Annuity Date, plus interest at not less that 3% per year from such date to the Annuity Date. The table of annuity rates differ based on the type of annuity chosen and the frequency of payment selected. Our rates will not be less than our guaranteed minimum rates. These guaranteed minimum rates are derived from the 1983a Individual Annuity Mortality Table with ages set back one year for males and two years for females and with an assumed interest rate of 3% per annum. Where required by law or regulation, such annuity table will have rates that do not differ according to the gender of the key life. Otherwise, the rates will differ according to the gender of the key life. The 3% rates noted above are 4% for Annuities issued prior to the date we implemented the change.

DEATH BENEFIT

WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?

The Annuity provides a Death Benefit during its accumulation phase. If the Annuity is owned by one or more natural persons, the Death Benefit is payable upon the first death of a Participant. If the Annuity is owned by an entity, the Death Benefit is payable upon the Annuitant's death, if there is no Contingent Annuitant. If a Contingent Annuitant was designated before the Annuitant's death and the Annuitant dies, then the Contingent Annuitant becomes the Annuitant and a Death Benefit will not be paid at that time. The person upon whose death the Death Benefit is paid is referred to below as the "decedent."

The Death Benefit depends on the decedent's age on the date of death:

         If death occurs before the decedent's age 85: The Death Benefit is the greater of:
|X| The sum of all Purchase Payments less the sum of all withdrawals; and |X| The sum of your Account Value in the variable investment options and your
     Interim Value in the Fixed Allocations.

         If death occurs when the decedent is age 85 or older: The Death Benefit is your Account Value.

Are there any exceptions to these rules for paying the Death Benefit?
Yes, there are exceptions that apply no matter how your Death Benefit is calculated. There are exceptions to the Death Benefit if the decedent was not the Participant or Annuitant as of the Issue Date and did not become the Participant or Annuitant due to the prior Participant's or Annuitant's death. Any minimum Death Benefit that applies will be suspended for a two-year period from the date he or she first became Participant or Annuitant. After the two-year suspension period is completed, the Death Benefit is the same as if this person had been an Participant or Annuitant on the Issue Date.

What options are available to my Beneficiary upon my death?
|X| During the accumulation period, if you die and the sole Beneficiary is your spouse, then your spouse may elect to be treated as the current Participant. The Annuity can be continued, subject to its terms and conditions, in lieu of receiving the death benefit. Your spouse may only assume ownership of the Annuity if he or she is designated as the sole primary Beneficiary.

|X]    In the event of your death, the death benefit must be distributed within:
       (a) five years of the date of death; or (b) over a period not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary. Payments under this option must begin within one year of the date of death.

When do you determine the Death Benefit?
We determine the amount of the death benefit as of the date we receive "due proof of death" and any other written representations we require to determine the proper payment of the Death Benefit to all Beneficiaries. "Due proof of death" may include a certified copy of a death certificate, a certified copy of a decree of a court of competent jurisdiction as to the finding of death or other satisfactory proof of death.

We will require written acknowledgment of all named Beneficiaries before we can determine the Death Benefit. During the period from the date of death until we receive all required paper work, the amount of the Death Benefit may be subject to market fluctuations.

VALUING YOUR INVESTMENT

HOW IS MY ACCOUNT VALUE DETERMINED?
During the accumulation period, the Annuity has an Account Value. The Account Value is determined separately for each Sub-account allocation and for each Fixed Allocation. The Account Value is the sum of the values of each Sub-account allocation and the value of each Fixed Allocation. When determining the Account Value on a day other than a Fixed Allocation's Maturity Date, the Account Value may include any Market Value Adjustment that would apply to a Fixed Allocation (if withdrawn or transferred) on that day.

WHAT IS THE SURRENDER VALUE OF MY ANNUITY?
The Surrender Value of your Annuity is the value available to you on any day during the accumulation period. The Surrender Value is equal to your Account Value minus any Annual Maintenance Fee. The Surrender Value will also include any Market Value Adjustment that may apply.

HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?
When you allocate Account Value to a Sub-Account, you are purchasing units of the Sub-account. Each Sub-account invests exclusively in shares of an underlying Portfolio. The value of the Units fluctuate with the market fluctuations of the Portfolios. The value of the Units also reflect the daily accrual for the Insurance Charge.

Each Valuation Day, we determine the price for a Unit of each Sub-account, called the "Unit Price." The Unit Price is used for determining the value of transactions involving Units of the Sub-accounts. We determine the number of Units involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day.

Example
Assume you allocate $5,000 to a Sub-account. On the Valuation Day you make the allocation, the Unit Price is $14.83. Your $5,000 buys 337.154 Units of the Sub-account. Assume that later, you wish to transfer $3,000 of your Account Value out of that Sub-account and into another Sub-account. On the Valuation Day you request the transfer, the Unit Price of the original Sub-account has increased to $16.79. To transfer $3,000, we sell 178.677 Units at the current Unit Price, leaving you 158.477 Units. We then buy $3,000 of Units of the new Sub-account at the Unit Price of $17.83. You would then have 168.255 Units of the new Sub-account.

HOW DO YOU VALUE FIXED ALLOCATIONS?
During the Guarantee Period, we use the concept of an Interim Value. The Interim Value can be calculated on any day and is equal to the initial value allocated to a Fixed Allocation plus all interest credited to a Fixed Allocation as of the date calculated. The Interim Value does not include the impact of any Market Value Adjustment. If you made any transfers or withdrawals from a Fixed Allocation, the Interim Value will reflect the withdrawal of those amounts and any interest credited to those amounts before they were withdrawn. To determine the Account Value of a Fixed Allocation on any day other than its Maturity Date, we multiply the Account Value of the Fixed Allocation times the Market Value Adjustment factor.

WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?

Initial Purchase Payments: We are required to allocate your initial Purchase Payment to the Sub-accounts within two (2) days after we receive all of our requirements to issue the Annuity. If we do not have all the required information to allow us to issue your Annuity, we may retain the Purchase Payment while we try to reach you or your representative to obtain all of our requirements. If we are unable to obtain all of our required information within five (5) days, we are required to return the Purchase Payment to you at that time, unless you specifically consent to our retaining the Purchase Payment while we gather the required information. Once we obtain the required information, we will invest the Purchase Payment and issue the Annuity within two (2) days. During any period that we are trying to obtain the required information, your money is not invested.

Additional Purchase Payments: We will apply any additional Purchase Payments on the Valuation Day that we receive the Purchase Payment with satisfactory instructions.

Scheduled Transactions: "Scheduled" transactions include transfers under a Dollar Cost Averaging, or asset allocation program, Systematic Withdrawals, Minimum Distributions or Annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a Valuation Day. In that case, the transaction will be processed and valued on Valuation Day prior to the scheduled transaction date.

Unscheduled Transactions: "Unscheduled" transactions include any other non-scheduled transfers and requests for Partial Withdrawals or Free Withdrawals or Surrenders. Unscheduled transactions are processed and valued as of the Valuation Day we receive the request at our Office in good order.

Death Benefits: Death Benefit claims require our review and evaluation before processing. We price such transactions as of the date we receive at our Office all materials we require for such transaction and that are satisfactory to us.

TAX CONSIDERATIONS

WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?
Following is a brief summary of some of the Federal tax considerations relating to this Annuity. However, since the tax laws are complex and tax consequences are affected by your individual circumstances, this summary of our interpretation of the relevant tax laws is not intended to be fully comprehensive nor is it intended as tax advice. Therefore, you may wish to consult a professional tax advisor for tax advice as to your particular situation.

HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?
The Separate Accounts are taxed as part of American Skandia. American Skandia is taxed as a life insurance company under Part I, subchapter L of the Code. No taxes are due on interest, dividends and short-term or long-term capital gains earned by the Separate Accounts with respect to the Annuities.

IN GENERAL, HOW ARE ANNUITIES TAXED?
Section 72 of the Code governs the taxation of annuities in general. Taxation of the Annuity will depend in large part on:

1.       whether the Annuity is used by:
     |X| a qualified  pension  plan,  profit  sharing  plan or other  retirement arrangement that is eligible for special treatment under the Code (for purposes of this discussion, a "Qualified Contract"); OR
     |X| an individual or a corporation,  trust or partnership (a "Non-qualified
         Contract"); and

2.       whether the Owner is:
     |X| an individual person or persons; or
     |X| an entity including a corporation, trust or partnership.

Individual Ownership: If one or more individuals own an Annuity, the Owner of the Annuity is generally not taxed on any increase in the value of the Annuity until an amount is received (a "distribution"). This is commonly referred to as "tax deferral". A distribution can be in the form of a lump sum payment including payment of a Death Benefit, or in annuity payments under one of the annuity payment options. Certain other transactions may qualify as a distribution and be subject to taxation.

Entity Ownership: If the Annuity is owned by an entity and is not a Qualified Contract, generally the Owner of the Annuity must currently include any increase in the value of the Annuity during a tax year in its gross income. An exception from current taxation applies for annuities held by a structured settlement company, by an employer with respect to a terminated tax-qualified retirement plan, a trust holding an annuity as an agent for a natural person, or by a decedent's estate by reason of the death of the decedent. A tax-exempt entity for Federal tax purposes will not be subject to income tax as a result of this provision.

HOW ARE DISTRIBUTIONS TAXED?
Distributions from an Annuity are taxed as ordinary income and not as capital gains.

Distributions Before Annuitization: Distributions received before annuity payments begin are generally treated as coming first from "income on the contract" and then as a return of the "investment in the contract". The amount of any distribution that is treated as receipt of "income on the contract" is includible in the taxpayer's gross income and taxable in the year it is received. The amount of any distribution treated as a return of the "investment in the contract" is not includible in gross income.

|X| "Income on the contract" is calculated by subtracting the taxpayer's "investment in the contract" from the aggregate value of all "related contracts" (discussed below).
|X| "Investment in the contract" is equal to total purchase payments for all "related contracts" minus any previous distributions or portions of such distributions from such "related contracts" that were not includible in gross income. "Investment in the contract" may be affected by whether an annuity or any "related contract" was purchased as part of a tax-free exchange of life insurance or annuity contracts under Section 1035 of the Code. Unless "after-tax" or non-deductible contributions have been made to a Qualified Contract, the "investment in the contract" for a Qualified Contract will be considered zero for tax reporting purposes.

Distributions After Annuitization: A portion of each annuity payment received on or after the Annuity Date will generally be taxable. The taxable portion of each annuity payment is determined by a formula which establishes the ratio that the "investment in the contract" bears to the total value of annuity payments to be made. This is called the "exclusion ratio." The investment in the contract is excluded from gross income. Any additional payments received that exceed the exclusion ratio will be entirely includible in gross income. The formula for determining the exclusion ratio differs between fixed and variable annuity payments. When annuity payments cease because of the death of the person upon whose life payments are based and, as of the date of death, the amount of annuity payments excluded from taxable income by the exclusion ratio does not exceed the "investment in the contract," then the remaining portion of unrecovered investment is allowed as a deduction in the tax year of such death.

Penalty Tax on Distributions: Generally, any distribution from an annuity not used in conjunction with a Qualified Contract (Qualified Contracts are discussed below) is subject to a penalty equal to 10% of the amount includible in gross income. This penalty does not apply to certain distributions, including:

|X|  Distributions made on or after the taxpayer has attained age 59 1/2;
|X| Distributions made on or after the death of the contract owner, or, if the owner is an entity, the death of the annuitant,;
|X|  Distributions attributable to the taxpayer's becoming disabled;
|X| Distributions which are part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer (or the joint lives of the taxpayer and the taxpayer's Beneficiary);
|X| Distributions of amounts which are treated as "investments in the contract" made prior to August 14, 1982;
|X|  Payments under an immediate annuity as defined in the Code;
|X| Distributions under a qualified funding asset under Code Section 130(d); or |X| Distributions from an annuity purchased by an employer on the termination of a qualified pension plan that is held by the employer until the employee separates from service.

Special rules applicable to "related contracts": Contracts issued by the same insurer to the same contract owner within the same calendar year (other than certain contracts owned in connection with a tax-qualified retirement arrangement) are to be treated as one annuity contract when determining the taxation of distributions before annuitization. We refer to these contracts as "related contracts." In situations involving related contracts we believe that the values under such contracts and the investment in the contracts will be added together to determine the proper taxation of a distribution from any one contract described under the section "Distributions before Annuitization." Distributions will be treated as coming first from income on the contract until all of the income on all such related contracts is withdrawn, and then as a return of the investment in the contract. There is some uncertainty regarding the manner in which the Internal Revenue Service would view related contracts when one or more contracts are immediate annuities or are contracts that have been annuitized. The Internal Revenue Service has not issued guidance clarifying this issue as of the date of this Prospectus. You are particularly cautioned to seek advice from your own tax advisor on this matter.

Special concerns regarding "substantially equal periodic payments": (also known as "72(t) distributions") Any modification to a program of distributions which are part of a series of substantially equal periodic payments that occur before the later of the taxpayer reaching age 59 1/2 or 5 years from the first of such payments will result in the requirement to pay the taxes that would have been due had the payments been treated as subject to tax in the years received, plus interest. This does not apply when the modification is due by reason of death or disability. It is our understanding that the Internal Revenue Service may not consider a scheduled series of distributions to qualify under Sections 72(q) or 72(t) if the holder of the annuity retains the right to modify such distributions at will, even if such right is not exercised, or, for a variable annuity, depending on how payments are structured. We do not currently support 72(t) distributions under this Annuity.

Special concerns regarding immediate annuities: The Internal Revenue Service has ruled that the exception to the 10% penalty described above for "non-qualified" immediate annuities as defined under the Code may not apply to annuity payments under a contract recognized as an immediate annuity under state insurance law obtained pursuant to an exchange of a contract if: (a) purchase payments for the exchanged contract were contributed or deemed to be contributed more than one year prior to the first annuity payment payable under the immediate annuity; and
(b) the annuity payments under the immediate annuity do not meet the requirements of any other exception to the 10% penalty. It is unclear whether the exception to the 10% penalty applies to annuity payments where the purchase payment originates from a deferred annuity contract established as a result of an exchange if: (a) purchase payments for the exchanged contract were contributed or are deemed to be contributed more than one year prior to the first annuity payment pursuant to the deferred annuity contract; or (b) the annuity payments pursuant to the deferred annuity do not meet the requirements of any other exception to the 10% penalty.

Special rules in relation to tax-free exchanges under Section 1035: Section 1035 of the Code permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity. If an annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any distributions other than as annuity payments will be considered to come:

|X| First, from the amount of "investment in the contract" made prior to August 14, 1982 and exchanged into the annuity;
|X| Then, from any "income on the contract" that is attributable to the purchase payments made prior to August 14, 1982 (including income on such original purchase payments after the exchange);
|X| Then, from any remaining "income on the contract"; and |X| Lastly, from the remaining "investment in the contract."

Therefore, to the extent a distribution is equal to or less than the investment in the contract made prior to August 14, 1982, such amounts are not included in taxable income. Further, distributions received that are considered to be a return of investment on the contract from purchase payments made prior to August 14, 1982, such distributions are not subject to the 10% tax penalty. In all other respects, the general provisions of the Code apply to distributions from annuities obtained as part of such an exchange.

WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED CONTRACTS?
An annuity may be suitable as a funding vehicle for various types of tax-qualified retirement plans. We have provided summaries of the types of tax-qualified retirement plans with which we may issue an Annuity. These summaries provide general information about the tax rules and are not intended to be complete discussions. The tax rules regarding qualified plans are complex. These rules may include limitations on contributions and restrictions on distributions, including additional taxation of distributions and additional penalties. The terms and conditions of the tax-qualified retirement plan may impose other limitations and restrictions that are in addition to the terms of the Annuity. The application of these rules depends on individual facts and circumstances. Before purchasing an Annuity for use in a qualified plan, you should obtain competent tax advice, both as to the tax treatment and suitability of such an investment. American Skandia does not offer all of its annuities to all of these types of tax-qualified retirement plans.

Corporate Pension and Profit-sharing Plans: Annuities may be used to fund employee benefits of various corporate pension and profit-sharing plans established by corporate employers under Sections 401(a) and 401(k) of the Code. Contributions to such plans are not taxable to the employee until distributions are made from the retirement plan. The Code imposes limitations on the amount that may be contributed and the timing of distributions. The tax treatment of distributions is subject to special provisions of the Code, and also depends on the design of the specific retirement plan. There are also special requirements as to participation, nondiscrimination, vesting and nonforfeitability of interests.

H.R. 10 Plans: Annuities may also be used to fund benefits of retirement plans established by self-employed individuals for themselves and their employees. These are commonly known as "H.R. 10 Plans" or "Keogh Plans". These plans are subject to most of the same types of limitations and requirements as retirement plans established by corporations. However, the exact limitations and requirements may differ from those for corporate plans.

Tax Sheltered Annuities: Under Section 403(b) of the Code a tax sheltered annuity ("TSA") is a contract into which contributions may be made by certain qualifying employers such as public schools and certain charitable, educational and scientific organizations specified in Section 501(c)(3) for the benefit of their employees. Such contributions are not taxable to the employee until distributions are made from the TSA. The Code imposes limits on contributions, transfers and distributions.
Nondiscrimination requirements also apply.

--------------------------------------------------------------------------------
Under a TSA, you may be prohibited from taking distributions from the contract attributable to contributions made pursuant to a salary reduction agreement unless the distribution is made:
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|X|      After the participating employee attains age 59 1/2;
|X|      Upon separation from service, death or disability; or
|X|      In the case of financial hardship (subject to restrictions).

Section 457 Plans: Under Section 457 of the Code, deferred compensation plans established by governmental and certain other tax exempt employers for their employees may invest in annuity contracts. The Code limits contributions and distributions, and imposes eligibility requirements as well. Contributions are not taxable to employees until distributed from the plan. However, plan assets remain the property of the employer and are subject to the claims of the employer's general creditors until such assets are made available to participants or their beneficiaries.

Individual Retirement Programs or "IRAs": Section 408 of the Code allows eligible individuals to maintain an individual retirement account or individual retirement annuity ("IRA"). IRAs are subject to limitations on the amount that may be contributed, the contributions that may be deducted from taxable income, the persons who may be eligible to establish an IRA and the time when distributions must commence. Further, an Annuity may be used to "roll-over" distributions from certain tax-qualified retirement plans and maintain their tax-deferral.

Roth IRAs: A form of IRA is also available called a "Roth IRA". Contributions to a Roth IRA are not tax deductible. However, distributions from a Roth IRA are free from Federal income taxes and are not subject to the 10% penalty tax if five (5) tax years have passed since the first contribution was made or any conversion from a traditional IRA was made and the distribution is made (a) once the taxpayer is age 59 1/2 or older, (b) upon the death or disability of the taxpayer, or (c) for qualified first-time home buyer expenses, subject to certain limitations. Distributions from a Roth IRA that are not "qualified" as described above may be subject to Federal income and penalty taxes.

Purchasers of IRAs and Roth IRAs will receive a special disclosure document, which describes limitations on eligibility, contributions, transferability and distributions. It also describes the conditions under which distributions from IRAs and qualified plans may be rolled over or transferred into an IRA on a tax-deferred basis and the conditions under which distributions from traditional IRAs may be rolled over to, or the traditional IRA itself may be converted into, a Roth IRA.

SEP IRAs: Eligible employers that meet specified criteria may establish Simplified Employee Pensions or SEP IRAs. Employer contributions that may be made to employee SEP IRAs are larger than the amounts that may be contributed to other IRAs, and may be deductible to the employer.

HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?
Distributions from Qualified Contracts are generally taxed under Section 72 of the Code. Under these rules, a portion of each distribution may be excludable from income. The excludable amount is the proportion of a distribution representing any investment gain on the after-tax contributions. Generally, a 10% penalty tax applies to the taxable portion of a distribution from a Qualified Contract made prior to age 59 1/2. However, the 10% penalty tax does not apply when the distribution:

|X| is part of a properly executed transfer to another IRA or another eligible qualified account;
|X| is subsequent to the death or disability of the taxpayer (for this purpose disability is as defined in Section 72(m)(7) of the Code);
|X| is part of a series of substantially equal periodic payments to be paid not less frequently than annually for the taxpayer's life or life expectancy or for the joint lives or life expectancies of the taxpayer and a designated beneficiary;
|X|  is subsequent to a separation  from service after the taxpayer  attains age
     55*;
|X| does not exceed the employee's allowable deduction in that tax year for medical care*; and
|X| is made to an alternate payee pursuant to a qualified domestic relations order*.

The exceptions above which are followed by an asterisk (*) do not apply to IRAs.

Minimum Distributions after age 70 1/2: A participant's interest in a Qualified Contract must generally be distributed, or begin to be distributed, by the "required beginning date". This is April 1st of the calendar year following the later of:
|X|      the calendar year in which the individual attains age 70 1/2; or
|X| the calendar year in which the individual retires from service with the employer sponsoring the plan. The retirement option is not available to IRAs.

The participant's entire interest must be distributed beginning no later than the required beginning date over a period which may not extend beyond a maximum of the life expectancy of the participant or the life expectancies of the owner and a designated Beneficiary. Each annual distribution must equal or exceed a "minimum distribution amount" which is determined by dividing the account value by the applicable life expectancy. The account balance is generally based upon the Account Value as of the close of business on the last day of the previous calendar year. A larger annual distribution may be required under certain circumstances.

If the participant dies before reaching his or her "required beginning date", his or her entire interest must generally be distributed within five years of death. However, this rule will be deemed satisfied if distributions begin before the close of the calendar year following death to a designated Beneficiary (or over a period not extending beyond the life expectancy of the beneficiary). If the Beneficiary is the individual's surviving spouse, distributions may be delayed until the deceased owner would have attained age 70 1/2. A surviving spouse would also have the option to assume the IRA as his or her own if he or she is the sole designated beneficiary. If a participant dies after reaching his or her required beginning date or after distributions have commenced, the individual's interest must generally be distributed at least as rapidly as under the method of distribution in effect at the time of the individual's death.

If the amount distributed is less than the minimum required distribution for the year, the participant is subject to a 50% tax on the amount that was not properly distributed.

GENERAL TAX CONSIDERATIONS

Diversification: Section 817(h) of the Code provides that a variable annuity contract, in order to qualify as an annuity, must have an "adequately diversified" segregated asset account (including investments in a mutual fund by the segregated asset account of insurance companies). If the diversification requirements under the Code are not met and the annuity is not treated as an annuity, the taxpayer will be subject to income tax on the annual gain in the contract. The Treasury Department's regulations prescribe the diversification requirements for variable annuity contracts. We believe the underlying mutual fund portfolios should comply with the terms of these regulations.

Transfers Between Investment Options: Transfers between investment options are not subject to taxation. The Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. Such guidelines may or may not address the number of investment options or the number of transfers between investment options offered under a variable annuity. It is not known whether such guidelines, if in fact promulgated, would have retroactive effect. It is also not known what effect, if any, such guidelines may have on transfers between the investment options of the Annuity offered pursuant to this Prospectus. We will take any action, including modifications to your Annuity or the Sub-accounts, required to comply with such guidelines if promulgated.

Federal Income Tax Withholding: Section 3405 of the Code provides for Federal income tax withholding on the portion of a distribution which is includible in the gross income of the recipient. Amounts to be withheld depend upon the nature of the distribution. However, under most circumstances a recipient may elect not to have income taxes withheld or have income taxes withheld at a different rate by filing a completed election form with us.

Certain distributions, including rollovers, from most Qualified Contracts, may be subject to automatic 20% withholding for Federal income taxes. This will not apply to:

|X|  any portion of a distribution paid as Minimum Distributions;
|X|  direct transfers to the trustee of another retirement plan;
|X| distributions from an individual retirement account or individual retirement annuity;
|X| distributions made as substantially equal periodic payments for the life or life expectancy of the participant in the retirement plan or the life or life expectancy of such participant and his or her designated beneficiary under such plan; and
|X|  certain other distributions where automatic 20% withholding may not apply.

Loans, Assignments and Pledges: Any amount received directly or indirectly as a loan from, or any assignment or pledge of any portion of the value of, an annuity before annuity payments have begun are treated as a distribution subject to taxation under the distribution rules set forth above. Any gain in an annuity on or after the assignment or pledge of an entire annuity and while such assignment or pledge remains in effect is treated as "income on the contract" in the year in which it is earned. For annuities not issued for as Qualified Contracts, the cost basis of the annuity is increased by the amount of any assignment or pledge includible in gross income. The cost basis is not affected by any repayment of any loan for which the annuity is collateral or by payment of any interest thereon.

Gifts: The gift of an annuity to someone other than the spouse of the owner (or former spouse incident to a divorce) is treated, for income tax purposes, as a distribution.

Estate and Gift Tax Considerations: You should obtain competent tax advice with respect to possible federal and state estate and gift tax consequences flowing from the ownership and transfer of annuities.

Generation-Skipping Transfers: Under the Code certain taxes may be due when all or part of an annuity is transferred to, or a death benefit is paid to, an individual two or more generations younger than the contract holder. These generation-skipping transfers generally include those subject to federal estate or gift tax rules. There is an aggregate $1 million exemption from taxes for all such transfers. We may be required to determine whether a transaction is a direct skip as defined in the Code and the amount of the resulting tax. We will deduct from your Annuity or from any applicable payment treated as a direct skip any amount of tax we are required to pay.

Considerations for Contingent Annuitants: There may be adverse tax consequences if a contingent annuitant succeeds an annuitant when the Annuity is owned by a trust that is neither tax exempt nor qualifies for preferred treatment under certain sections of the Code. In general, the Code is designed to prevent indefinite deferral of tax. Continuing the benefit of tax deferral by naming one or more contingent annuitants when the Annuity is owned by a non-qualified trust might be deemed an attempt to extend the tax deferral for an indefinite period. Therefore, adverse tax treatment may depend on the terms of the trust, who is named as contingent annuitant, as well as the particular facts and circumstances. You should consult your tax advisor before naming a contingent annuitant if you expect to use an Annuity in such a fashion.

GENERAL INFORMATION

HOW WILL I RECEIVE STATEMENTS AND REPORTS?
We send any statements and reports required by applicable law or regulation to you at your last known address of record. You should therefore give us prompt notice of any address change. We reserve the right, to the extent permitted by law and subject to your prior consent, to provide any prospectus, prospectus supplements, confirmations, statements and reports required by applicable law or regulation to you through our Internet Website at http://www.americanskandia.com or any other electronic means, including diskettes or CD ROMs. We send a confirmation statement to you each time a transaction is made affecting Account Value, such as making additional Purchase Payments, transfers, exchanges or withdrawals. We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter. You may request additional reports. We reserve the right to charge up to $50 for each such additional report. Instead of immediately confirming transactions made pursuant to some type of periodic transfer program (such as a dollar cost averaging program) or a periodic Purchase Payment program, such as a salary reduction arrangement, we may confirm such transactions in quarterly statements. You should review the information in these statements carefully.

All errors or corrections must be reported to us at our Office as soon as possible to assure proper accounting to your Annuity. For transactions that are confirmed immediately, we assume all transactions are accurate unless you notify us otherwise within 10 days from the date you receive the confirmation. For transactions that are only confirmed on the quarterly statement, we assume all transactions are accurate unless you notify us within 10 days from the date you receive the quarterly statement. All transactions confirmed immediately or by quarterly statement are deemed conclusive after the applicable 10-day period. We may also send an annual report and a semi-annual report containing applicable financial statements, as of December 31 and June 30, respectively, to Participants or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

WHO IS AMERICAN SKANDIA?
American Skandia Life Assurance Corporation ("American Skandia") is a stock life insurance company domiciled in Connecticut with licenses in all 50 states and the District of Columbia. American Skandia is a wholly-owned subsidiary of American Skandia Investment Holding Corporation (the "Parent"), whose ultimate parent is Skandia Insurance Company Ltd., a Swedish company. American Skandia markets its products to broker-dealers and financial planners through an internal field marketing staff. In addition, American Skandia markets through and in conjunction with financial institutions such as banks that are permitted directly, or through affiliates, to sell annuities.

American Skandia is in the business of issuing variable annuity and variable life insurance contracts. American Skandia currently offers the following products: (a) flexible premium deferred annuities and single premium fixed deferred annuities that are registered with the SEC, (b) certain other fixed deferred annuities that are not registered with the SEC; (c) certain group variable annuities that are exempt from registration with the SEC that serve as funding vehicles for various types of qualified pension and profit sharing plans; (d) a single premium variable life insurance policy that is registered with the SEC; and (e) a flexible premium life insurance policy that is registered with the SEC.

WHAT ARE SEPARATE ACCOUNTS?
The assets supporting our obligations under the Annuities may be held in various accounts, depending on the obligation being supported. In the accumulation phase, assets supporting Account Values are held in separate accounts established under the laws of the State of Connecticut. We are the legal owner of assets in the separate accounts. In the payout phase, assets supporting fixed annuity payments and any adjustable annuity payments we make available are held in our general account. Income, gains and losses from assets allocated to these separate accounts are credited to or charged against each such separate account without regard to other income, gains or losses of American Skandia or of any other of our separate accounts. These assets may only be charged with liabilities which arise from the annuity contracts issued by American Skandia Life Assurance Corporation. The amount of our obligation in relation to allocations to the Sub-accounts is based on the investment performance of such Sub-accounts. However, the obligations themselves are our general corporate obligations.

Separate Account E
During the accumulation phase, the assets supporting obligations based on allocations to the variable investment options are held in Sub-accounts of American Skandia Life Assurance Corporation Variable Account E, also referred to as "Separate Account E". Separate Account E consists of four Sub-accounts each of which invests only in a single portfolio of the Galaxy VIP Fund. The name of each Sub-account generally corresponds to the name of the underlying Portfolio. The names of each Sub-account are shown in the Statement of Additional Information. Separate Account E was established by us pursuant to Connecticut law. The Sub-accounts offered pursuant to this Prospectus are all Sub-accounts of Separate Account E. You will find additional information about these underlying mutual funds and portfolios in the prospectuses for such funds.

Separate Account E is registered with the SEC under the Investment Company Act of 1940 (the "Investment Company Act") as a unit investment trust, which is a type of investment company. This does not involve any supervision by the SEC of the investment policies, management or practices of Separate Account E. Each Sub-account invests only in a single mutual fund or mutual fund portfolio. We reserve the right to add Sub-accounts, eliminate Sub-accounts, to combine Sub-accounts, or to substitute underlying mutual funds or portfolios of underlying mutual funds.

Values and benefits based on allocations to the Sub-accounts will vary with the investment performance of the underlying mutual funds or fund portfolios, as applicable. We do not guarantee the investment results of any Sub-account. Your Account Value allocated to the Sub-accounts may increase or decrease. You bear the entire investment risk.

Separate Account D
During the accumulation phase, assets supporting our obligations based on Fixed Allocations are held in American Skandia Life Assurance Corporation Separate Account D, also referred to as Separate Account D. Such obligations are based on the fixed interest rates we credit to Fixed Allocations and the terms of the Annuities. These obligations do not depend on the investment performance of the assets in Separate Account D. Separate Account D was established by us pursuant to Connecticut law.

There are no units in Separate Account D. The Fixed Allocations are guaranteed by our general account. An Annuity Participant who allocates a portion of their Account Value to Separate Account D does not participate in the investment gain or loss on assets maintained in Separate Account D. Such gain or loss accrues solely to us. We retain the risk that the value of the assets in Separate Account D may drop below the reserves and other liabilities we must maintain. Should the value of the assets in Separate Account D drop below the reserve and other liabilities we must maintain in relation to the annuities supported by such assets, we will transfer assets from our general account to Separate Account D to make up the difference. We have the right to transfer to our general account any assets of Separate Account D in excess of such reserves and other liabilities. We maintain assets in Separate Account D supporting a number of annuities we offer.

We have sole discretion over the investment managers retained to manage the assets maintained in Separate Account D. We currently employ investment managers for Separate Account D including, but not limited to, J.P. Morgan Investment Management Inc. Each manager we employ is responsible for investment management of a different portion of Separate Account D. From time to time additional investment managers may be employed or investment managers may cease being employed. We are under no obligation to employ or continue to employ any investment manager(s).

We are not obligated to invest according to specific guidelines or strategies except as may be required by Connecticut and other state insurance laws.

WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?
Each underlying mutual fund is registered as an open-end management investment company under the Investment Company Act. Shares of the underlying mutual fund portfolios are sold to separate accounts of life insurance companies offering variable annuity and variable life insurance products. The shares may also be sold directly to qualified pension and retirement plans. The Galaxy VIP Fund is registered under the Investment Company Act as an open-end diversified management investment company. It was established as a Massachusetts business trust under an Agreement and Declaration of Trust dated May 27, 1992.

Voting Rights
We are the legal owner of the shares of the underlying mutual funds in which the Sub-accounts invest. However, under SEC rules, you have voting rights in relation to Account Value maintained in the Sub-accounts. If an underlying mutual fund portfolio requests a vote of shareholders, we will vote our shares in the manner directed by Participants with Account Value allocated to that Sub-account. Participants have the right to vote an amount equal to the number of shares attributable to their contracts. If we do not receive voting instructions in relation to certain shares, we will vote those shares in the same manner and proportion as the shares for which we have received instructions. We will furnish those Participants who have Account Value allocated to a Sub-account whose underlying mutual fund portfolio has requested a "proxy" vote with the necessary forms to provide us with their instructions. Generally, you will be asked to provide instructions for us to vote on matters such as changes in a fundamental investment strategy, adoption of a new investment advisory agreement, or matters relating to the structure of the underlying mutual fund that require a vote of shareholders.

Material Conflicts
It is possible that differences may occur between companies that offer shares of an underlying mutual fund portfolio to their respective separate accounts issuing variable annuities and/or variable life insurance products. Differences may also occur surrounding the offering of an underlying mutual fund portfolio to variable life insurance policies and variable annuity contracts that we offer. Under certain circumstances, these differences could be considered "material conflicts," in which case we would take necessary action to protect persons with voting rights under our variable annuity contracts and variable life insurance policies against persons with voting rights under other insurance companies' variable insurance products. If a "material conflict" were to arise between owners of variable annuity contracts and variable life insurance policies issued by us we would take necessary action to treat such persons equitably in resolving the conflict. "Material conflicts" could arise due to differences in voting instructions between owners of variable life insurance and variable annuity contracts of the same or different companies. We monitor any potential conflicts that may exist.

WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?
American Skandia Marketing, Incorporated ("ASM"), a wholly-owned subsidiary of American Skandia Investment Holding Corporation, is the distributor and principal underwriter of the securities offered through this prospectus. ASM acts as the distributor of a number of annuity and life insurance products we offer and both American Skandia Trust and American Skandia Advisor Funds, Inc., a family of retail mutual funds. ASM's principal business address is One Corporate Drive, Shelton, Connecticut 06484. ASM is registered as broker-dealer under the Securities Exchange Act of 1934 ("Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD").

The Annuity is offered on a continuous basis. ASM enters into distribution agreements with independent broker-dealers who are registered under the Exchange Act and with entities that may offer the Annuity to customers of one or more subsidiaries of Fleet Financial Group, Inc., but are exempt from registration. Applications for the Annuity are solicited by registered representatives of those firms. Such representatives will also be our appointed insurance agents under state insurance law. The investment advisor of the underlying mutual fund, Fleet Investment Advisors, Inc., is a subsidiary of Fleet Financial Group, Inc. In certain cases, the broker-dealer may also be an affiliate of the investment advisor of the underlying mutual fund. In addition, ASM may offer the Annuity directly to potential purchasers.

In addition, firms may receive separate compensation or reimbursement for, among other things, training of sales personnel, marketing or other services they provide to us or our affiliates. We or ASM may enter into compensation arrangements with certain firms. These arrangements will not be offered to all firms and the terms of such arrangements may differ between firms. Any such compensation will be paid by us or ASM and will not result in any additional charge to you. To the extent permitted by NASD rules and other applicable laws and regulations, ASM may pay or allow other promotional incentives or payments in the form of cash or other compensation.

Advertising: We may advertise certain information regarding the performance of the investment options. Details on how we calculate performance for the Sub-accounts are found in the Statement of Additional Information. This information may help you review the performance of the investment options and provide a basis for comparison with other annuities. It may be less useful when comparing the performance of the investment options with other savings or investment vehicles. Such other investments may not provide some of the benefits of annuities, or may not be designed for long-term investment purposes. Additionally other savings or investment vehicles may not be receive the beneficial tax treatment given to annuities under the Code.

Performance information on the Sub-accounts is based on past performance only and is not an indication or representation of future performance. Performance of the Sub-accounts is not fixed. Actual performance will depend on the type, quality and, for some of the Sub-accounts, the maturities of the investments held by the underlying mutual fund portfolios and upon prevailing market conditions and the response of the underlying mutual fund portfolios to such conditions. Actual performance will also depend on changes in the expenses of the underlying mutual fund portfolios. Such changes are reflected, in turn, in the Sub-accounts which invest in such underlying mutual fund portfolios. In addition, the amount of charges assessed against each Sub-account will affect performance.

We may advertise the performance of the underlying mutual fund portfolios in the form of "Standard" and "Non-standard" Total Returns. "Standard Total Return" figures assume that all charges and fees are applicable for the period shown. "Non-standard Total Return" figures may also be used that do not reflect all fees and charges. We may calculate Non-standard Total Returns that do not reflect deduction of the Set-Up Fee and/or the Annual Maintenance Fee.

The information we may advertise regarding the Fixed Allocations may include the then current interest rates we are crediting to new Fixed Allocations. Information on current rates will be as of the date specified in such advertisement. Rates will be included in advertisements to the extent permitted by law. Given that the actual rates applicable to any Fixed Allocation are as of the date of any such Fixed Allocation's Guarantee Period begins, the rate credited to a Fixed Allocation may be more or less than those quoted in an advertisement.

Advertisements   we  distribute   may  also  compare  the   performance  of  our
Sub-accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, the Shearson Lehman Bond Index, the Frank Russell non-U.S. Universal Mean, the Morgan Stanley Capital International Index of Europe, Asia and Far East Funds, and the Morgan Stanley Capital International World Index; and/or (b) other management investment companies with investment objectives similar to the mutual fund or portfolio underlying the Sub-accounts being compared. This may include the performance ranking assigned by various publications, including but not limited to the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today and statistical services, including but not limited to Lipper Analytical Services Mutual Funds Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, SEI, the Morningstar Mutual Fund Sourcebook and the Morningstar Variable Annuity/Life Sourcebook.

American Skandia Life Assurance Corporation may advertise its rankings and/or ratings by independent financial ratings services. Such rankings may help you in evaluating our ability to meet our obligations in relation to Fixed Allocations, pay minimum death benefits, pay annuity payments or administer Annuities. Such rankings and ratings do not reflect or relate to the performance of Separate Account E.

AVAILABLE INFORMATION
A Statement of Additional Information is available from us without charge upon your request. This Prospectus is part of the registration statement we filed with the SEC regarding this offering. Additional information on us and this offering is available in those registration statements and the exhibits thereto. You may obtain copies of these materials at the prescribed rates from the SEC's Public Reference Section, 450 Fifth Street N.W., Washington, D.C., 20549. You may inspect and copy those registration statements and exhibits thereto at the SEC's public reference facilities at the above address, Room 1024, and at the SEC's Regional Offices, 7 World Trade Center, New York, NY, and the Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, IL. These documents, as well as documents incorporated by reference, may also be obtained through the SEC's Internet Website (http://www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
To the extent and only to the extent that any statement in a document incorporated by reference into this Prospectus is modified or superseded by a statement in this Prospectus or in a later-filed document, such statement is hereby deemed so modified or superseded and not part of this Prospectus. The Annual Report on Form 10-K for the year ended December 31, 1998 previously filed by the Company with the SEC under the Exchange Act is incorporated by reference in this Prospectus.

We will furnish you without charge a copy of any or all of the documents incorporated by reference in this Prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request.

HOW TO CONTACT US You can contact us by:

|X|  calling 1-800-444-3970; or
|X| writing to us at American Skandia Life Assurance Corporation, Galaxy Annuity Customer Service, P.O. Box 883, Shelton, Connecticut 06484-0883,
     Attention: Concierge Desk; or
|X|  sending    us   an   email   to   our    electronic    mail    address   at
     customerservice@skandia.com;   or
|X| accessing information about your Annuity through our Internet Website at americanskandia.com.

We may require that you present proper identification before performing transactions over the telephone, email or through our Internet website. This may include a Personal Identification Number or PIN that will be provided to you on or about the time that your Annuity is issued. To the extent permitted by law, we will not be responsible for any claims, loss, liability or expense in connection with a transaction requested by telephone or other electronic means if we acted on such transaction instructions after following reasonable procedures to identify those persons authorized to perform transactions on your Annuity using verification methods which may include a request for your Social Security number, PIN or other form of electronic identification. We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.

INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS
As of the date of this Prospectus, neither we nor ASM were involved in any litigation outside of the ordinary course of business, and know of no material claims.

EXECUTIVE OFFICERS AND DIRECTORS
Our executive officers, directors and certain significant employees, their ages, positions with us and principal occupations are indicated below. The immediately preceding work experience is provided for officers that have not been employed by us or an affiliate for at least five years as of the date of this Prospectus.

Name/                                                         Position with American Skandia
Age                                                           Life Assurance Corporation                        Principal Occupation

Robert M. Arena                                               Vice President,                                        Vice President,
30                                                            Director of Product                    Director of Product Management:
                                                              Management                                       American Skandia Life
                                                                                                               Assurance Corporation

Mr. Arena joined us in 1995. He previously held an internship position with KPMG
Peat  Marwick in 1994 and the position of Group Sales  Representative  with Paul
Revere Insurance from October, 1990 to August, 1993.

Gordon C. Boronow*                                            President and                                            President and
45                                                            Deputy Chief Executive Officer         Deputy Chief Executive Officer:
                                                              Director (since July, 1991)                      American Skandia Life
                                                                                                               Assurance Corporation

Nancy F. Brunetti                                             Executive Vice President                     Executive Vice President,
36                                                            Director (since February, 1996)               Chief Logistics Officer:
                                                                                                               American Skandia Life
                                                                                                               Assurance Corporation

Malcolm M. Campbell                                           Director (since July, 1991)                 Director of Operations and
42                                                                                                     Chief Actuary, Assurance and
                                                                                                        Financial Services Division:
                                                                                                      Skandia Insurance Company Ltd.

Jan R. Carendi*                                               Chief Executive                    Senior Executive Vice President and
53                                                            Officer and                      Member of Executive Management Group:
                                                              Chairman of the                         Skandia Insurance Company Ltd.
                                                              Board of Directors
                                                              Director (since May, 1988)

Y.K. Chan                                                     Senior Vice President and                    Senior Vice President and
41                                                            Chief Information Officer                   Chief Information Officer:
                                                                                                               American Skandia Life
                                                                                                               Assurance Corporation

Mr. Chan joined us in 1999. He previously held the position of Chief Information
Officer with E.M. Warburg Pincus from January 1995 until April 1999 and the position of Vice President, Client Server Application Development from January
1991 until January 1995.

Lincoln R. Collins                                            Executive Vice President                     Executive Vice President,
37                                                            Director (since February, 1996)                Chief Operating Officer
                                                                                                               American Skandia Life
                                                                                                               Assurance Corporation

Henrik Danckwardt                                             Director (since July, 1991)                        Director of Finance
44                                                                                                               and Administration,
                                                                                                             Assurance and Financial
                                                                                                                  Services Division:
                                                                                                      Skandia Insurance Company Ltd.

Wade A. Dokken                                                Director (since July, 1991)                       President and Deputy
38                                                                                                          Chief Executive Officer:
                                                                                            American Skandia Marketing, Incorporated


Larisa Gromyko                                                Director of Compliance                         Director of Compliance:
52                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Teresa Grove                                                  Vice President,                                        Vice President,
44                                                            Service Operations                                 Service Operations:
                                                                                                        American Skandia Information
                                                                                                 Services and Technology Corporation

Ms.  Grove  joined us in 1996.  She  previously  held the  position  of  Account
Services  Manager with  Twentieth  Century from January,  1992 until  September,
1996.

Brian L. Hirst                                                Vice President,                                        Vice President,
50                                                            Corporate Actuary                                   Corporate Actuary:
                                                                                                               American Skandia Life
                                                                                                               Assurance Corporation

Mr. Hirst joined us in 1996. He previously held the positions of Vice President from 1993 to 1996 and Second Vice President from 1987 to 1992 at Allmerica
Financial.

N. David Kuperstock                                           Vice President,                                        Vice President,
46                                                            Product Development                               Product Development:
                                                                                                               American Skandia Life
                                                                                                               Assurance Corporation

Thomas M. Mazzaferro                                          Executive Vice President and              Executive Vice President and
45                                                            Chief Financial Officer,                      Chief Financial Officer:
                                                              Director (since September, 1994)                 American Skandia Life
                                                                                                               Assurance Corporation

Gunnar J. Moberg                                              Director (since October, 1994)         Director - Marketing and Sales,
43                                                                                                          Assurances and Financial
                                                                                                                  Services Division:
                                                                                                      Skandia Insurance Company Ltd.

David R. Monroe                                               Senior Vice President,                          Senior Vice President,
36                                                            Treasurer and                                            Treasurer and
                                                              Corporate Controller                             Corporate Controller:
                                                                                                               American Skandia Life
                                                                                                               Assurance Corporation

Mr. Monroe joined us in 1996. He  previously  held  positions of Assistant  Vice
President and Director at Allmerica  Financial from August,  1994 to July,  1996 and Senior Manager at KPMG Peat Marwick from July, 1983 to July, 1994.

Polly Rae                                                     Vice President                                         Vice President,
36                                                            Key Account Operations                         Key Account Operations:
                                                                                                               American Skandia Life
                                                                                                               Assurance Corporation

Rodney D. Runestad                                            Vice President                                         Vice President:
48                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Anders O. Soderstrom                                          Executive Vice President                     Executive Vice President:
38                                                            Director (since September, 1994)                 American Skandia Life
                                                                                                               Assurance Corporation

William H. Strong                                             Vice President,                                        Vice President,
55                                                            Product Innovation                                  Product Innovation
                                                                                                               American Skandia Life
                                                                                                               Assurance Corporation

Mr. Strong joined us in 1997. He previously held the position of Vice President with American Financial Systems from June 1994 to October 1997 and the position of Actuary with Connecticut Mutual Life from June 1965 to June 1994.

Amanda C. Sutyak                                              Executive Vice President                               Vice President:
40                                                            Director (since July, 1991)                           American Skandia
                                                                                                             Marketing, Incorporated

C. Ake Svensson                                               Director (since December, 1994)                       Vice President,
47                                                                                                             Business Development:
                                                                                                         American Skandia Investment
                                                                                                                 Holding Corporation

Mr.  Svensson  joined us in 1994. He previously held the position of Senior Vice
President with Nordenbanken.

Mary Toumpas                                                  Director of Advertising Compliance                  Vice President and
47                                                                                                              Compliance Director:
                                                                                                                    American Skandia
                                                                                                             Marketing, Incorporated

Ms. Toumpas  joined us in 1997.  She  previously  held the position of Assistant
Vice President with Chubb Life/Chubb Securities.

Bayard F. Tracy                                               Director (since September, 1994)                Senior Vice President,
50                                                                                                           National Sales Manager:
                                                                                                                    American Skandia
                                                                                                             Marketing, Incorporated

Jeffrey M. Ulness                                             Vice President,                                        Vice President,
37                                                            Product Management                                 Product Management:
                                                                                                               American Skandia Life
                                                                                                               Assurance Corporation

Mr. Ulness joined us in 1994. He previously held the positions of Counsel at North American Security Life Insurance Company from March, 1991 to July, 1994 and Associate at LeBoeuf, Lamb, Leiby, Green and MacRae from January, 1990 to
March 1991.


--------
* Trustees of American  Skandia  Trust,  one of the  underlying  mutual funds in which the Sub-accounts offered pursuant to this Prospectus invest.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION
The following are the contents of the Statement of Additional Information:

General Information about American Skandia
|X|      American Skandia Life Assurance Corporation
|X|      American Skandia Life Assurance Corporation Variable Account E
|X|      American Skandia Life Assurance Corporation Separate Account D

Principal Underwriter/Distributor - American Skandia Marketing, Incorporated

How Performance Data is Calculated
|X|      Current and Effective Yield
|X|      Total Return

How the Unit Price is Determined

Additional Information on Fixed Allocations
|X|      How We Calculate the Market Value Adjustment

General Information
|X|      Voting Rights
|X|      Modification
|X|      Deferral of Transactions
|X|      Misstatement of Age or Sex
|X|      Ending the Offer

Independent Auditors

Legal Experts

Financial Statements
|X|  Appendix A - American Skandia Life Assurance Corporation Variable Account E

            APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA

         Selected Financial Data

         The following table summarizes information with respect to the operations of the Company. The selected financial data should be read in conjunction with the financial statements and the notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations.


         (in thousands)                                             FOR THE YEAR ENDED DECEMBER 31,
                                           --------------------------------------------------------------------------
                                                 1998              1997           1996           1995            1994
                                                 ----              ----           ----           ----            ----
               Income Statement Data:
               Revenues:
               Annuity and life insurance
                  charges and fees*        $     186,211    $     121,158   $     69,780     $    38,837   $    24,780
               Fee income                         50,839           27,593         16,420           6,206         2,112
               Net investment income              11,130            8,181          1,586           1,601         1,300
               Premium income and
                   other revenues                  1,360            1,082            265              45            92
                                           -------------    -------------   ------------     -----------   -----------

               Total revenues              $     249,540    $     158,014   $     88,051     $    46,689   $    28,284
                                           =============    =============   ============     ===========   ===========

               Benefits and Expenses:
               Annuity benefits            $         558    $       2,033   $        613     $       555   $       370
               Change in annuity policy reserves   1,053               37            635          (6,779)        5,766
               Cost of minimum death benefit
                   reinsurance                     5,144            4,545          2,867           2,057         -
               Return credited to contractowners  (8,930)          (2,018)           673          10,613          (517)
               Underwriting, acquisition and
                   other insurance expenses      167,790           90,496         49,887          35,914        18,943
               Interest expense                   41,004           24,895         10,791           6,500         3,616
                                           -------------    -------------   ------------    ------------  ------------
               Total benefits and expenses $     206,619    $     119,988   $     65,466    $     48,860  $     28,178
                                           =============    =============   ============    ============  ============

               Income tax expense (benefit)$       8,154    $      10,478   $     (4,038)   $        397  $        247
                                           =============    =============   ============    ============  ============

               Net income (loss)           $      34,767    $      27,548   $     26,623    $     (2,568) $       (141)
                                           =============    =============   ============    ============  ============

               Balance Sheet Data:
               Total Assets                $  18,848,273    $  12,894,290   $  8,268,696    $  4,956,018  $  2,824,311
                                           =============    =============   ============    ============  ============
               Future fees payable
                   to parent               $     368,978    $     233,034   $     47,112    $         -   $         -
                                           =============    =============   ============    ============  ============
               Surplus Notes               $     193,000    $     213,000   $    213,000    $    103,000  $     69,000
                                           =============    =============   ============    ============  ============

               Shareholder's  Equity       $     250,417    $     184,421   $    126,345    $     59,713  $     52,206
                                           =============    =============   ============    ============  ============

               * On annuity and life insurance sales of $4,159,662, $3,697,990,
                 $2,795,114, $1,628,486, and $1,372,874, during the years ended
                 December 31, 1998,  1997, 1996, 1995, and 1994, respectively, with contractowner assets under management of $17,854,761, $12,119,191, $7,764,891, $4,704,044, and $2,661,161 as of
                 December 31,  1998,  1997,  1996,  1995 and 1994, respectively.

         Management's Discussion and Analysis of Financial Condition and Results of Operations

         American Skandia Life Assurance Corporation (the "Company") is a stock life insurance company domiciled in Connecticut with licenses in all 50 states. It is a wholly-owned subsidiary of American Skandia Investment Holding Corporation (the "Parent"), whose ultimate parent is Skandia Insurance Company Ltd., a Swedish company.

         The Company is primarily in the business of issuing long-term savings and retirement products to individuals, groups and qualified pension plans. Since its business inception in 1988, the Company has offered a wide array of annuities, including: a) certain deferred annuities that are registered with the Securities and Exchange Commission, including variable annuities and fixed interest rate annuities that include a market value adjustment feature; b) certain other fixed deferred annuities that are not registered with the Securities and Exchange Commission; c) non-registered group variable annuities designed as funding vehicles for various types of qualified retirement plans; and d) fixed and adjustable immediate annuities.

         In April 1998, the Company began offering a term life insurance product in support of an affiliate's mutual fund products. In May 1998, the Company launched a single premium variable life insurance product. In January 1999, the Company launched its second variable life product, which was designed as a flexible premium product.

         The Company markets its products to independent financial planners and broker-dealers through an internal field marketing staff. In addition, the Company markets through and in conjunction with financial institutions such as banks that are permitted directly, or through affiliates, to sell annuities and life insurance.

         The Company has a 99.9% ownership in Skandia Vida, S.A. de C.V. which is a life insurance company domiciled in Mexico. This Mexican life insurer is a start up company with expectations of selling long-term savings products within Mexico. Skandia Vida, S.A. de C.V had total shareholder's equity of $4,724,000 and $1,509,000 as of December 31, 1998, and 1997, respectively and has generated net losses of $2,514,000, $1,438,000 and $781,000
         for  the  years  ended   December  31,   1998,   1997  and  1996,
         respectively.

         RESULTS OF OPERATIONS

         Annuity and life insurance sales increased 12%, 32% and 72% in 1998, 1997 and 1996, respectively. The Company continues to show significant growth in sales volume and ranked 6th highest in variable annuity sales during 1998, according to the Variable Annuity Research and Data Service. The Company's growth is a result of innovative product development activities, the recruitment and retention of top producers, and the success of its highly rated customer service teams.

         The Company offers and sells a wide range of deferred annuities and variable life insurance through three focused marketing, sales and service teams. Each team specializes in addressing one of the Company's primary distribution channels: (a) financial planning firms; (b) broker-dealers that generally are members of the New York Stock Exchange, including "wirehouse" and regional broker-dealer firms; and (c) broker-dealers affiliated with banks or which specialize in marketing to customers of banks. The Company also offers a number of specialized products distributed by select, large distributors. There has been continued growth and success in expanding the number of selling agreements in the primary distribution channels. There has also been increased success in enhancing the relationships with the registered representatives/insurance agents of all the selling firms.

         Total  assets  grew  46%,  56% and 66% in 1998,  1997  and  1996, respectively. These increases were a direct result of the substantial sales volume and market growth of the separate account assets. The sales and market growth also drove increases in deferred acquisition costs, as well as, fixed maturity investments, in support of the Company's risk based capital requirements. Liabilities grew 46%, 56%, and 65% in 1998, 1997 and 1996, respectively, as a result of the reserves required for the increased sales activity along with the sale of future fees and charges during these periods. These sales of future fees and charges to the Parent are needed to fund the acquisition costs of the Company's variable annuity and life insurance business.

         The Company generated net income after tax of $34,767,000 $27,548,000 and $26,623,000 in 1998, 1997 and 1996, respectively.
         The Company benefited in each of the past three years from strong sales growth and favorable market conditions. In 1996, the Company also benefited from the recognition of the reversal of the deferred tax valuation allowance. Assets under management, from which the Company derives a significant portion of its revenues grew 47%, 56% and 65% in 1998, 1997 and 1996, respectively.

         REVENUES

         As a result of the significant growth in sales and assets under management, contractowner fees and charges and fees generated from transfer agency-type activities increased dramatically over the past three years:

         (annual percentage growth)        1998       1997       1996
                                           ----       ----       ----

         Annuity and life insurance
           fees and charges                 54%        74%        80%
                                           ====       ====       ====

         Transfer agency fee income         84%        68%       165%
                                           ====       ====       ====

         Net investment income increased 36% and 416% in 1998 and 1997, respectively, and decreased slightly in 1996. The majority of the income was generated from the bond holdings, which were increased in 1998 and 1997 to meet risk based capital goals, which in turn, have increased as a result of the growth in business.

         Premium income represents premiums earned on sales of immediate annuities with life contingencies, supplementary contracts with life contingencies and certain life insurance products. Sales of these ancillary products decreased slightly in 1998 and 1996 and increased in 1997.

         BENEFITS

         Annuity benefits and the change in annuity policy reserves relate to annuity contracts with mortality risks, these being immediate annuity contracts with life contingencies and supplementary contracts with life contingencies. Due to the age of these policies in force and the relative insignificance of these products to the Company's overall portfolio of products, fluctuations in these benefits were of marginal importance to the Company's total operations.

         The Company reinsures the guaranteed minimum death benefit exposure on most of the variable annuity contracts. The costs (minimum guaranteed premium per reinsurance contracts) associated with reinsuring the guaranteed minimum death benefit reserve exceeded the change in the guaranteed minimum death benefit reserve during 1998, 1997 and 1996. This cost increased in each of the past three years by 13%, 59% and 39%, respectively.

         Return credited to contractowners includes primarily revenues on the variable and market value adjusted annuities and variable life insurance, offset by the benefit payments and change in reserves required on this business. The 1998 return credited to contractowners in the amount of ($8,930,000) represented higher than expected Separate Account investment returns on the market value adjusted contracts in support of the benefits and required reserves.

         The 1997 return credited to contractowners in the amount of ($2,018,000) represents a break-even year for the Company's market value adjusted product line. The 1996 return credited to contractowners in the amount of $673,000 represents a favorable investment return on the market value adjusted contracts relating to the benefits and required reserves, offset by the effect of bond market fluctuations on December 31, 1996 in the amount of $1,800,000. While the assets relating to the market value adjusted contracts reflect the market interest rate fluctuations which occurred on December 31, 1996, the liabilities are based on the interest rates set for new contracts which are generally based on the prior day's interest rates. During the first week of January 1997, interest rates were established for new contracts, thereby bringing the liabilities relating to the market value adjusted contracts in line with the related assets. Consequently, the gain realized in 1997 was a result of this liability shift.

         EXPENSES

         Underwriting, acquisition and other insurance expenses for 1998, 1997 and 1996 were as follows:

         (in thousands)                       1998       1997       1996
                                              ----       ----       ----

         Commissions                       $ 224,916  $ 186,920  $ 140,459
         General expenses                    117,678     94,640     63,375
         Net capitalization of
           deferred acquisition costs       (174,804)  (191,064)  (153,947)
                                           ---------  ---------  ---------

         Underwriting, acquisition and
           other insurance expenses        $ 167,790  $  90,496  $  49,887
                                           =========  =========  =========

         Commissions increased with the growth in sales. General expenses increased with the growth in sales, along with start up costs associated with the Company's entry into variable life insurance and qualified plans. The net capitalization of deferred acquisition costs decreased in 1998 as a result of increased amortization.

         Interest expense increased $16,109,000, $14,104,000 and $4,291,000 in 1998, 1997 and 1996, respectively, as a result of additional financing transactions, which consisted of the sale of future fees to the Parent ("securitization transactions"). In addition, the Company had outstanding surplus notes totaling $213,000,000 throughout 1998 ($20,000,000 was retired on December 31, 1998). Surplus notes as of December 31, 1998 and 1997 totaled $193,000,000 and $213,000,000, respectively.

         The effective income tax rates for the years ended December 31, 1998, 1997 and 1996 were 19%, 28% and (18%), respectively. The effective rate is lower than the corporate rate of 35% due to permanent differences, with the most significant item being the dividend received deduction. Additionally, the Company released a deferred tax valuation allowance of $9,325,000 in 1996.

         LIQUIDITY AND CAPITAL RESOURCES

         ASLAC's liquidity requirement was met by cash from insurance operations, investment activities, borrowings from its Parent and sale of rights to future fees and charges to its Parent.

         Approximately 97% of 1998 sales (94% in 1997 and 1996) were variable annuity and life insurance products, most of which carry a contingent deferred sales charge. This type of product causes a temporary cash strain in that 100% of the proceeds are invested in separate accounts supporting the product leaving a cash (but not capital) strain caused by the acquisition cost for the new business. This cash strain required the Company to look beyond the cash made available by insurance operations and investments of the Company to financing in the form of surplus notes, capital contributions, the sale of certain rights to future fees and modified coinsurance arrangements.

         - During 1996, the Company issued $110,000,000 of surplus notes to its Parent.

         - During December 1998 and 1997, the Company received $2,600,000 and $27,700,000, respectively, from its Parent to support the capital needs of its U.S. operations during the current year along with the following year's anticipated growth in business.

         - Funds received from new securitization transactions amounted to $169,881,000, $194,512,000 and $50,221,000 for 1998, 1997
           and 1996, respectively.

         - During 1998, 1997 and 1996, the Company extended its reinsurance agreements (which were initiated in 1993, 1994 and 1995). The reinsurance agreements are modified coinsurance arrangements where the reinsurer shares in the experience of a specific book of business.

         The  Company   expects  the  continued  use  of  reinsurance  and
         securitization transactions to fund the cash strain anticipated from the acquisition costs on the coming years' sales volume.

         As of December 31, 1998 and 1997, shareholder's equity was $250,417,000 and $184,421,000, respectively. The increases were driven by the previously mentioned capital contributions received from the Parent and net income from operations.

         ASLAC has long-term surplus notes and a short-term borrowings with its Parent. No dividends have been paid to its Parent.

         The National Association of Insurance Commissioners ("NAIC") requires insurance companies to report information regarding minimum Risk Based Capital ("RBC") requirements. These requirements are intended to allow insurance regulators to identify companies which may need regulatory attention. The RBC model law requires that insurance companies apply various factors to asset, premium and reserve items, all of which have inherent risks. The formula includes components for asset risk, insurance risk, interest risk and business risk. The Company has complied with the NAIC's RBC reporting requirements and has total adjusted capital well above required capital.

         YEAR 2000 COMPLIANCE

         The Company is continuing its ongoing assessment of the potential impact of the Year 2000 issue on various aspects of its business. The Company's computer support is provided by its affiliate, American Skandia Information Services and Technology Corporation, which also provides such support for the Company's affiliated broker-dealer, American Skandia Marketing, Incorporated and the Company's affiliated investment advisory firm, American Skandia Investment Services, Incorporated. Because of the nature of the Company's business, any assessment of the potential impact of the Year 2000 issues on the Company must be an assessment of the potential impact of these issues on all these companies, which are referred to below as "American Skandia".

         Business Partners

         Management believes the area where the Company is most vulnerable to Year 2000 issues is in its interfaces with computer systems of investment managers, sub-advisors, third party administrators, vendors and other business partners. The inability to properly recognize date sensitive electronic information and transfer data between systems could cause errors or even a complete systems failure
         which  would   result  in  a  temporary   inability   to  process
         transactions correctly or engage in normal business activities.

         The American Skandia deferred annuity operational business partners report that all critical interfaces are Year 2000 compliant. All investment managers and sub-advisors are required by the Securities and Exchange Commission to publicly disclose their Year 2000 status in December 1998 and June 1999.

         American Skandia has initiated formal communications with parties that provide third party administration, record keeping and trust services in connection with its life insurance and qualified retirement plan annuities business. Management has already received several written assurances that these firms will be Year 2000 compliant. The Company expects to have certifications from all remaining parties by July 1999. American Skandia is currently developing contingency plans in the event that these targets are not met.

         Information Technology Systems

         American Skandia is a relatively young company whose internally developed systems were designed from the start with four digit year codes. The Company engaged an external information technology specialist to review American Skandia's operating systems and internally developed software. The assessment was completed in December 1997 and the results were favorable. Specific modifications were suggested, evaluated and implemented for the annuity administration system. This project was completed during 1998 and a certificate of compliance has been received. Other non-critical internally developed applications in the client/server area have already been or will be remediated during 1999. The costs associated with this aspect of Year 2000 compliance have not had, and are not expected to have, a significant impact on the Company's results from operations.

         Suppliers and Non-Information Technology Systems

         Like most companies, American Skandia is reliant on network, and desktop operating systems and software providers to release compliant versions of their respective systems. American Skandia's network is currently at the most compliant level available. The standard desktop software will be replaced, as fully compliant versions become available. In addition, the Company is in the process of contacting the non-information systems vendors and suppliers regarding their Year 2000 compliance status and will factor the results of these assessments into its contingency plans.

         Management believes it has an effective program in place to resolve the Year 2000 issue in a timely manner. However, should errors or disruptions in computer service occur, the Company could realize losses. Given the nature and uncertainty of such losses, the amounts cannot be reasonably determined.

         Quantitative and Qualitative Disclosures About Market Risk

         Interest Rate Sensitivity

         At December 31, 1998, the Company held in its general account $149,484,000 of fixed maturity investments that are sensitive to changes in interest rates. These securities are held in support of the Company's fixed immediate annuities and supplementary contracts ($23,699,000 in reserves at December 31, 1998) and in support of the Company's target solvency capital. With respect to the insurance contracts, interest rate risk is managed through an asset/liability matching program which takes into account the risk variables of the insurance liabilities supported by the assets. In addition, the Company has a conservative investment philosophy, with all investments being investment grade corporate securities, government agency or U.S. government securities.

         In addition, the Company's deferred annuity products offer a fixed option that subjects the Company to interest rate risk. The fixed option guarantees a fixed rate of interest for a period of time selected by the contract holder (options available range from 1 to 10 years). Withdrawal of funds before the end of the guarantee period subjects the contract holder to a market value adjustment ("MVA"). In the event of rising interest rates, which make the fixed maturity securities underlying the guarantee less valuable, the market value adjustment could be negative. In the event of falling interest rates, which make the fixed maturity securities underlying the guarantee more valuable, the market value adjustment could be positive. Should these contracts be surrendered early, this increase or decrease in fair value would be substantially offset through the application of the MVA and its effect on contractholders choosing to withdraw. The risk to the Company on these contracts relates to the ability to reinvest proceeds from interest payments and other activity over the guarantee term at interest rates required to meet interest rate guarantees and the risk of default. This risk is managed through an asset/liability matching program. At December 31, 1998, the Company had $613,057,000 of contracts subject to MVA.

         Equity Market Exposure

         The Company has a small portfolio of equity investments; mutual funds which are held in support of a deferred compensation program. In the event of a decline in market values of underlying securities, the value of the portfolio would decline, however the accrued benefits payable under the related deferred compensation program would decline by a corresponding amount.

         The primary equity market risk to the Company comes from the nature of the variable annuity and variable life products sold by ASLAC. Various fees and charges earned by ASLAC are substantially derived as a percentage of the market value of assets under management. In a market decline, this income would be reduced. This could be further compounded by customer withdrawals, net of applicable surrender charge revenues, partially offset by transfers to the fixed option discussed above. A 10% decline in the market value of the assets under management at December 31, 1998, sustained throughout 1999, would result in a $28,000,000 drop in related fee income.

         In addition, it is not clear what the impact of a prolonged downturn in the equity markets would have on ongoing sales. Customer's perceptions of a downturn in equity markets coupled with rising interest rates could move them into financial products other than variable annuities or variable life; however, the Company's products might remain attractive to purchasers in relation to other long-term savings vehicles even after such a decline.

                  AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Shareholder of
    American Skandia Life Assurance Corporation
Shelton, Connecticut

We have audited the consolidated statements of financial condition of American Skandia Life Assurance Corporation (the "Company" which is a wholly-owned subsidiary of Skandia Insurance Company Ltd.) as of December 31, 1998 and 1997, and the related consolidated statements of income, shareholder's equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We  conducted  our  audits  in accordance  with  generally   accepted  auditing
standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Skandia Life Assurance Corporation at December 31, 1998 and 1997, and the consolidated results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.




/s/ Ernst & Young, LLP
----------------------
Hartford, Connecticut

February 20, 1999

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholder of
     American Skandia Life Assurance Corporation
Shelton, Connecticut


We  have  audited  the accompanying   consolidated  statements  of  operations,
shareholder's equity, and cash flows of American Skandia Life Assurance Corporation and subsidiary (a wholly-owned subsidiary of Skandia Insurance Company Ltd.) for the year ended December 31, 1996. These consolidated financial
statements  are  the   responsibility   of  the   Company's   management.   Our
responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable
assurance  about  whether  the  financial   statements  are  free  of  material
misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated results of operations and cash flows of American Skandia Life Assurance Corporation and subsidiary for the year ended December 31, 1996 in conformity with generally accepted accounting principles.


/s/Deloitte & Touche LLP
------------------------
New York, New York


March 10, 1997

                        AMERICAN SKANDIA LIFE ASSURANCE
                    CORPORATION (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                 (in thousands)

                                                        AS OF DECEMBER 31,
                                                      1998             1997
                                                   ----------       ----------

ASSETS

Investments:
   Fixed maturities - at amortized cost          $     8,289      $     9,367
   Fixed maturities - at fair value                  141,195          108,323
   Investment in mutual funds - at fair value          8,210            6,711
   Policy loans                                          569              687
                                                  ----------      -----------

      Total investments                              158,263          125,088

Cash and cash equivalents                             77,525           81,974
Accrued investment income                              2,880            2,442
Fixed assets                                             328              356
Deferred acquisition costs                           721,507          546,703
Reinsurance receivable                                 4,191            6,343
Receivable from affiliates                             1,161            1,911
Income tax receivable - current                           -             1,048
Income tax receivable - deferred                      38,861           26,174
State insurance licenses                               4,413            4,563
Other assets                                           3,744            2,524
Separate account assets                           17,835,400       12,095,164
                                                  ----------       ----------

      Total assets                               $18,848,273      $12,894,290
                                                 ===========      ===========

LIABILITIES AND SHAREHOLDER'S EQUITY

Liabilities:
   Reserve for future contractowner benefits     $    37,508      $    43,204
   Policy reserves                                    25,545           24,415
   Drafts outstanding                                 28,941           19,278
   Accounts payable and accrued expenses              91,827           71,190
   Income tax payable                                  6,657               -
   Payable to affiliates                                  -               584
   Future fees payable to parent                     368,978          233,034
   Short-term borrowing                               10,000           10,000
   Surplus notes                                     193,000          213,000
   Separate account liabilities                   17,835,400       12,095,164
                                                  ----------       ----------

      Total liabilities                           18,597,856       12,709,869
                                                  ----------       ----------

Shareholders Equity:
   Common stock, $80 par, 25,000 shares
     authorized, issued and outstanding                2,000            2,000
   Additional paid-in capital                        179,889          151,527
   Retained earnings                                  64,993           30,226
   Accumulated other comprehensive income              3,535              668
                                                  ----------       ----------

      Total shareholder's equity                     250,417          184,421
                                                  ----------       ----------

    Total liabilities and shareholder's equity   $18,848,273      $12,894,290
                                                 ===========      ===========




                 See notes to consolidated financial statements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

                        CONSOLIDATED STATEMENTS OF INCOME
                                 (in thousands)

                                                                        FOR THE YEAR ENDED DECEMBER 31,
                                                            1998                     1997                    1996
                                                         ------------            -------------           ------------
REVENUES

Annuity and life insurance charges and fees                $186,211                $121,158                $69,780
Fee income                                                   50,839                  27,593                 16,420
Net investment income                                        11,130                   8,181                  1,586
Premium income                                                  874                     920                    125
Net realized capital gains                                       99                      87                    134
Other                                                           387                      75                      6
                                                         ------------            -------------           ------------

     Total revenues                                         249,540                 158,014                 88,051
                                                         ------------            -------------           ------------

BENEFITS AND EXPENSES

Benefits:
  Annuity benefits                                              558                   2,033                    613
  Change in annuity policy reserves                           1,053                      37                    635
  Cost of minimum death benefit reinsurance                   5,144                   4,545                  2,867
  Return credited to contractowners                          (8,930)                 (2,018)                   673
                                                         ------------            -------------           ------------

                                                             (2,175)                  4,597                  4,788
                                                         ------------            -------------           ------------
Expenses:
  Underwriting, acquisition and
      other insurance expenses                              167,640                  90,346                 49,737
  Amortization of state insurance licenses                      150                     150                    150
  Interest expense                                           41,004                  24,895                 10,791
                                                         ------------            -------------           ------------

                                                            208,794                 115,391                 60,678
                                                         ------------            -------------           ------------

     Total benefits and expenses                            206,619                 119,988                 65,466
                                                         ------------            -------------           ------------

Income from operations before income taxes                   42,921                  38,026                 22,585

     Income tax expense (benefit)                             8,154                  10,478                 (4,038)
                                                         ------------            -------------           ------------

        Net income                                          $34,767                 $27,548                $26,623
                                                         ============            =============           ============










                 See notes to consolidated financial statements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

                 CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY
                                 (in thousands)


                                                                     FOR THE YEAR ENDED DECEMBER 31,
                                                             1998                  1997                  1996
                                                          -----------           -----------           -----------

Common stock:
      Beginning and ending balance                           $2,000              $ 2,000               $ 2,000

Additional paid in capital:
   Beginning balance                                        151,527              122,250                81,875
      Additional contributions                               28,362               29,277                40,375
                                                          -----------           -----------           ----------
         Ending balance                                     179,889              151,527               122,250

Retained earnings (deficit):
   Beginning balance                                         30,226                 2,678              (23,945)
      Net income                                             34,767                27,548               26,623
                                                          -----------           -----------           ----------
         Ending balance                                      64,993                30,226                2,678

Accumulated other comprehensive income:
   Beginning balance                                            668                 (584)                 (217)
      Other comprehensive income                              2,867                1,252                  (367)
                                                          -----------           -----------           -----------
         Ending balance                                       3,535                  668                  (584)
                                                          -----------           -----------           -----------
            Total shareholder's equity                     $250,417              $184,421              $126,345
                                                          ===========           ===========           ===========



























                 See notes to consolidated financial statements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

                      CONSOLIDATED STATEMENTS OF CASH FLOW
                                 (in thousands)


                                                                               FOR THE YEAR ENDED DECEMBER 31,
                                                                        1998                 1997                 1996
                                                                    ------------         ------------        ------------
Cash flow from operating activities:

  Net income                                                          $ 34,767             $ 27,548            $ 26,623
  Adjustments to reconcile net income to net cash
    used in operating activities:
      Increase in policy reserves                                        1,130                3,176               1,852
      Amortization of bond discount                                        101                   73                  27
      Amortization of insurance licenses                                   150                  150                 150
      Change in receivable from/payable to affiliates                      166               (1,321)                540
      Change in income tax receivable/payable                            7,704               (2,172)              1,688
      Increase in other assets                                          (1,191)                (604)               (661)
      Increase in accrued investment income                               (438)                (483)             (1,764)
      Decrease/(increase) in reinsurance receivable                      2,152                 (268)               (676)
      Increase in deferred acquisition costs, net                     (174,804)            (190,969)           (153,918)



      Increase in income tax receivable - deferred                     (14,242)              (9,631)            (16,903)
      Increase in accounts payable and accrued expenses                 20,637                5,719              32,323
      Increase in drafts outstanding                                     9,663                6,245              13,032
      Change in foreign currency translation, net                          (22)                 (34)                (77)
      Realized gain on sale of investments                                 (99)                 (87)               (134)
                                                                    ------------         ------------        ------------
           Net cash used in operating activities                      (114,326)            (162,658)            (97,898)
                                                                    ------------         ------------        ------------

Cash flow from investing activities:

  Purchase of fixed maturity investments                               (31,828)             (28,905)            (96,813)
  Proceeds from sale and maturity of fixed maturity investments          4,049               10,755               8,947
  Purchase of shares in mutual funds                                    (7,158)              (5,595)             (2,160)
  Proceeds from sale of shares in mutual funds                           6,086                1,415               1,274
  Decrease/(increase) in policy loans                                      118                 (528)               (104)
                                                                    ------------         ------------        ------------
            Net cash used in investing activities                       (28,733)             (22,858)            (88,856)
                                                                    ------------         ------------        ------------

Cash flow from financing activities:

  Capital contributions from parent                                      8,362               29,277              40,375
  Surplus notes                                                              -                    -             110,000
  Increase in future fees payable to Parent                            135,944              185,922              47,112
  Net (withdrawals from)/deposits to contractowner accounts             (5,696)               6,959               5,753
                                                                    ------------         ------------        ------------

        Net cash provided by financing activities                      138,610              222,158             203,240
                                                                    ------------         ------------        ------------

          Net increase/(decrease) in cash and cash equivalents          (4,449)              36,642              16,486
                                                                    ------------         ------------        ------------

          Cash and cash equivalents at beginning of year                81,974               45,332              28,846
                                                                    ------------         ------------        ------------

            Cash and cash equivalents at end of year                  $ 77,525             $ 81,974            $ 45,332
                                                                    ============         ============        ============

Supplemental cash flow disclosure:
  Income taxes paid                                                   $ 14,651             $ 22,308            $ 11,177
                                                                    ============         ============        ============

  Interest paid                                                       $ 35,588             $ 16,916            $  7,095
                                                                    ============         ============        ============


                 See notes to consolidated financial statements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                         (a wholly-owned subsidiary of
                                     Skandia Insurance Company Ltd.)

                   Notes to Consolidated Financial Statements
                                December 31, 1998


1.      ORGANIZATION AND OPERATION

        American Skandia Life Assurance Corporation (the "Company") is a wholly-owned subsidiary of American Skandia Investment Holding Corporation (the "Parent"); whose ultimate parent is Skandia Insurance Company Ltd., a Swedish corporation.

        The Company develops long-term savings and retirement products which are distributed through its affiliated broker/dealer company, American Skandia Marketing, Incorporated ("ASM"). The Company currently issues variable life insurance and variable, fixed, market value adjusted and immediate annuities for individuals, groups and qualified pension plans.

        The Company has 99.9% ownership in Skandia Vida, S.A. de C.V. which is a life insurance company domiciled in Mexico. This Mexican life insurer is a start up company with expectations of selling long-term savings products within Mexico. Skandia Vida, S.A. de C.V. had total shareholder's equity of $4,724,000 and $1,509,000 as of December 31, 1998, and 1997, respectively, and has generated net losses of $2,514,000, $1,438,000 and $781,000 for the years ended December 31,
        1998, 1997 and 1996, respectively.


2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        A.  Basis of Reporting

            The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles. Intercompany transactions and balances have been eliminated in consolidation.

            Certain reclassifications have been made to prior year amounts to conform with the current year presentation.

        B.  New Accounting Pronouncements

            In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") 133, "Accounting for Derivative Instruments and
            Hedging Activities," which establishes accounting and reporting standards for derivative instruments and hedging activities. The standard requires that all derivatives be carried on the balance sheets at fair value. The Company is currently not involved in derivatives or hedging instruments as part of its investment strategy. The Company is evaluating the potential impact of a change in accounting for derivative instruments embedded in certain products it issues. This standard is effective for years beginning after June 15, 1999.

            In March 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-1, "Accounting for the Costs of Software Developed or Obtained for Internal Use," which provides guidance for determining when computer software developed or obtained for internal use should be capitalized. It also provides guidance on the amortization of capitalized costs and the recognition of impairment. The Company is evaluating the potential impact of adopting this SOP, which is effective for fiscal years beginning after December 15, 1998.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)


         C.  Investments

             The Company has classified its fixed maturity investments as either held-to-maturity or available-for-sale. Investments classified as held-to-maturity are investments that the Company has the ability and intent to hold to maturity. Such investments are carried at amortized cost. Those investments which are classified as available-for-sale, are carried at fair value and changes in unrealized gains and losses are reported as a component of other comprehensive income.

             The Company has classified its mutual fund investments as available-for-sale. Such investments are carried at fair value and changes in unrealized gains and losses are reported as a component of other comprehensive income.

             Policy loans are carried at their unpaid principal balances.

             Realized gains and losses on disposal of investments are determined by the specific identification method and are included in revenues.

         D.  Cash Equivalents

             The  Company   considers  all  highly  liquid  time  deposits,
             commercial paper and money market mutual funds purchased with a maturity of three months or less to be cash equivalents.

         E.  State Insurance Licenses

             Licenses to do business in all states have been capitalized and reflected at the purchase price of $6,000,000 less accumulated amortization. The cost of the licenses is being amortized over 40 years.

         F.  Fixed Assets

             Fixed assets consisting of furniture, equipment and leasehold improvements are carried at cost and depreciated on a straight-line basis over a period of three to five years. Accumulated depreciation amounted to $142,000 and $96,000 at December 31, 1998 and 1997, respectively. Depreciation expense for the years ended December 31, 1998, 1997 and 1996 was $46,000 and $63,000 and $29,000, respectively.

         G.  Income Taxes

             The Company is included in the consolidated federal income tax return of Skandia U.S. Investment Holding Corporation and its subsidiaries. In accordance with the tax sharing agreement, the federal and state income tax provision is computed on a separate return basis, as adjusted for consolidated items, such as net operating loss carryforwards.

             Income taxes are provided in accordance with SFAS 109, "Accounting for Income Taxes", which requires the asset and liability method of accounting for deferred taxes. The object of this method is to recognize an asset and liability for the expected future tax effects due to temporary differences between the financial reporting and the tax basis of assets and liabilities, based on enacted tax rates and other provisions of the tax law.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)


         H.  Recognition of Revenue and Contract Benefits

             Revenues for variable annuity contracts consist of charges against contractowner account values for mortality and expense risks, administration fees, surrender charges and an annual maintenance fee per contract. Benefit reserves for variable annuity contracts represent the account value of the contracts and are included in the separate account liabilities.

             Revenues for market value adjusted annuity contracts consist of separate account investment income reduced by benefit payments and changes in reserves in support of contractowner obligations, all of which are included in return credited to contractowners. Benefit reserves for these contracts represent the account value of the contracts, and are included in the general account liability for future contractowner benefits to the extent in excess of the separate account liabilities.

             Revenues for immediate annuity contracts without life contingencies consist of net investment income. Revenues for immediate annuity contracts with life contingencies consist of single premium payments recognized as annuity considerations when received. Benefit reserves for these contracts are based on the Society of Actuaries 1983 Table-a with assumed interest rates that vary by issue year. Assumed interest rates ranged from 6.25% to 8.25% and 6.5% to 8.25% at December 31, 1998 and
             December 31, 1997, respectively.

             Revenues for variable life insurance contracts consist of charges against contractowner account values for the maintenance and expense fees, cost of insurance fees and surrender charges. Benefit reserves for variable life
             insurance   contracts  represent  the  account  value  of  the
             contracts   and  are   included   in  the   separate   account
             liabilities.

         I.  Deferred Acquisition Costs

             The costs of acquiring new business, which vary with and are primarily related to the production of new business, are being deferred net of reinsurance. These costs include commissions, costs of contract issuance, and certain selling expenses that vary with production. These costs are being amortized generally in proportion to expected gross profits from surrender charges, policy and asset based fees and mortality and expense margins. This amortization is adjusted retrospectively and prospectively when estimates of current and future gross profits to be realized from a group of products are revised.

             Details  of  the  deferred   acquisition   costs  and  related
             amortization for the years ended December 31, are as follows:

                      (in thousands)           1998         1997        1996
                                               ----         ----        ----

             Balance at beginning of year    $546,703     $355,734    $201,816

             Acquisition costs deferred
               during the year                261,432      243,476     171,253

             Acquisition costs amortized
               during the year                (86,628)     (52,507)    (17,335)
                                             ---------    ---------   ---------

             Balance at end of year          $721,507     $546,703    $355,734
                                             ========     ========    ========

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)


         J.  Reinsurance

             The Company cedes reinsurance under modified co-insurance arrangements. The reinsurance arrangements provide additional capacity for growth in supporting the cash flow strain from the Company's variable annuity and variable life insurance business. The reinsurance is effected under quota share contracts.

             The company reinsures certain mortality risks relating to the variable life insurance product, as well as, the guaranteed minimum death benefit feature in the variable annuity product.

             At December 31, 1998 and 1997, in accordance with the provisions of a modified coinsurance agreement, the Company accrued $1,976,000 and $0, respectively, for amounts receivable from favorable reinsurance experience on a block of variable annuity business.

         K.  Translation of Foreign Currency

             The financial position and results of operations of the Company's Mexican subsidiary are measured using local currency as the functional currency. Assets and liabilities of the subsidiary are translated at the exchange rate in effect at each year-end. Statements of income and shareholder's equity accounts are translated at the average rate prevailing during the year. Translation adjustments arising from the use of differing exchange rates from period to period are reported as a component of other comprehensive income.

         L.  Fair Values of Financial Instruments

             The methods and assumptions used to determine the fair value of financial instruments are as follows:

             Fair values of fixed maturities with active markets are based on quoted market prices. For fixed maturities that trade in less active markets, fair values are obtained from an independent pricing service.

             Fair values of investments in mutual funds are based on quoted market prices.

             The carrying value of cash and cash equivalents approximates fair value due to the short-term nature of these investments.

             The carrying value of short-term borrowing approximates fair value due to the short-term nature of these liabilities.

             Fair values of certain financial instruments, such as future fees payable to parent and surplus notes are not readily determinable and are excluded from fair value disclosure requirements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)


         M.  Separate Accounts

             Assets and liabilities in Separate Accounts are included as separate captions in the consolidated statements of financial condition. Separate Account assets consist principally of long term bonds, investments in mutual funds, short-term securities and cash and cash equivalents, all of which are carried at fair value. The investments are managed predominately through the Company's investment advisory affiliate, American Skandia Investment Services, Inc. ("ASISI"), utilizing various fund managers as sub-advisors. The remaining investments are managed by independent investment firms. The contractowner has the option of directing funds to a wide variety of mutual funds. The investment risk on the variable portion of a contract is borne by the contractowner. A fixed option with a minimum guaranteed interest rate is also available. The Company is responsible for the credit risk associated with these investments.

             Included in Separate Account liabilities are $771,195,000 and $773,067,000 at December 31, 1998 and 1997, respectively, relating to annuity contracts for which the contractowner is guaranteed a fixed rate of return. Separate Account assets of $771,195,000 and $773,067,000 at December 31, 1998 and 1997,
             respectively, consisting of long term bonds, short term securities, transfers due from general account and cash and cash equivalents are held in support of these annuity contracts, pursuant to state regulation.

         N.  Estimates

             The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant estimates and assumptions are related to deferred acquisition costs and involve policy lapses, investment return and maintenance expenses. Actual results could differ from those estimates.

3.       COMPREHENSIVE INCOME

         As of January 1, 1998 the Company adopted SFAS 130, "Reporting Comprehensive Income," which sets standards for the reporting and display of comprehensive income and its components; however, the adoption of this Statement had no impact on the Company's financial position or net income. SFAS 130 requires unrealized gains and losses on the Company's available-for-sale securities and foreign currency translation adjustments, which prior to adoption were reported separately in shareholder's equity, to be included in other comprehensive income. Prior year financial statements have been reclassified to conform to the requirements of SFAS 130.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)


        The components of comprehensive income, net of tax, for the years ended December 31, 1998, 1997 and 1996 were as follows:

                  (in thousands)                                           1998              1997           1996
                                                                           ----              ----           ----

         Net income                                                       $34,767          $27,548         $26,623
         Other comprehensive income:
            Unrealized investment gains/(losses) on
               available for sale securities                                2,751            1,288            (331)
            Reclassification adjustment for realized
               losses/(gains) included in investment income                   138              (14)            (99)
                                                                        ---------        ---------      ----------
            Net unrealized gains/(losses) on securities                     2,889            1,274            (430)

            Foreign currency translation                                      (22)             (22)             64
                                                                       ----------       ----------      ----------

         Other comprehensive income                                         2,867            1,252            (367)
                                                                         --------         --------       ----------

         Comprehensive income                                             $37,634          $28,800         $26,257
                                                                          =======          =======         =======


         The components of accumulated other comprehensive income, net of tax, as of December 31, 1998 and 1997 were as follows:

                  (in thousands)                                         1998                    1997
                                                                         ----                    ----

         Unrealized investment gains                                    $3,843                   $954
         Foreign currency translation                                     (308)                  (286)
                                                                      --------                  -----

         Accumulated other comprehensive income                         $3,535                   $668
                                                                        ======                   ====


4.       INVESTMENTS

         The amortized cost, gross unrealized gains/losses and estimated fair value of available-for-sale and held-to-maturity fixed maturities and investments in mutual funds as of December 31, 1998 and 1997 are shown below. All securities held at December 31, 1998 are publicly traded.

         Investments in fixed maturities as of December 31, 1998 consisted of the following:

                  (in thousands)                                     Held-to-Maturity

                                                                 Gross               Gross
                                           Amortized          Unrealized          Unrealized             Fair
                                             Cost                Gains              Losses               Value
         U.S. Government
            obligations                      $3,774                $57               $  -                $3,831

         Corporate securities                 4,515                 34                  -                 4,549
                                            -------               ----              -----               -------

            Totals                           $8,289                $91               $  -                $8,380
                                             ======                ===               ====                ======

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                         (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)


                  (in thousands)                                     Available-for-Sale

                                                                Gross                Gross
                                         Amortized           Unrealized           Unrealized             Fair
                                           Cost                 Gains               Losses               Value
         U.S. Government
            obligations                   $  17,399            $   678               $  -             $  18,077

         Obligations of
            state and political
            subdivisions                        253                  7                  -                   260

         Corporate securities               117,774              5,160                 76             122,858
                                          ---------            -------               ----           -----------

            Totals                         $135,426             $5,845                $76              $141,195
                                           ========             ======                ===              ========


         The amortized cost and fair value of fixed maturities, by contractual maturity, at December 31, 1998 are shown below.

                  (in thousands)                        Held-to-Maturity                  Available-for-Sale

                                                    Amortized          Fair             Amortized           Fair
                                                      Cost             Value              Cost              Value

         Due in one year or less                      $4,927          $4,982       $           -  $           -

         Due after one through five years              3,362           3,398              54,789             56,850

         Due after five through ten years                  -               -              80,637             84,345
                                                  ----------      ----------          ----------         ----------

               Total                                  $8,289          $8,380            $135,426           $141,195
                                                      ======          ======            ========           ========


         Investments in fixed maturities as of December 31, 1997 consisted of the following:

                  (in thousands)                       Held-to-Maturity

                                                                    Gross               Gross
                                            Amortized            Unrealized          Unrealized             Fair
                                              Cost                  Gains              Losses               Value

         U.S. Government
            obligations                       $3,790                 $71                   $9                $3,852

         Obligations of
            state and political
            subdivisions                          50                   -                    -                    50

         Corporate
            securities                         5,527                   2                   19                 5,510
                                             -------               -----                 ----               -------

               Totals                         $9,367                 $73                  $28                $9,412
                                              ======                 ===                  ===                ======

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)


                  (in thousands)                                 Available for Sale
                                                                 ------------------
                                                                Gross              Gross
                                         Amortized            Unrealized         Unrealized              Fair
                                           Cost                  Gains             Losses                Value
                                         ---------            ----------         ----------              -----
         U.S. Government
            obligations                   $ 14,999              $  202             $  -              $  15,201

         Obligations of
            state and political
            subdivisions                       202                   -                -                    202

         Corporate
            securities                      91,470               1,505               55                 92,920
                                        ----------             -------             ----             ----------

               Totals                     $106,671              $1,707              $55               $108,323
                                          ========              ======              ===               ========


        Proceeds from sales of fixed maturities during 1998, 1997 and 1996 were
        $999,000, $5,056,000  and  $8,732,000,   respectively.  Proceeds  from
        maturities during 1998, 1997 and 1996 were $3,050,000,  $5,700,000 and
        $215,000, respectively.

        The cost, gross unrealized gains/losses and fair value of investments in mutual funds at December 31, 1998 and 1997 are shown below:

             (in thousands)           Gross             Gross
                                    Unrealized        Unrealized       Fair
                      Cost            Gains             Losses         Value
                     ------         ----------        ----------      ------
         1998        $8,068            $416              $274         $8,210
                     ======            ====              ====         ======


         1997        $6,896            $ 43              $228         $6,711
                     ======            ====              ====         ======

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)


         Net realized investment gains (losses) were as follows for the years ended December 31:

                  (in thousands)                                 1998                   1997               1996
                                                                 ----                   ----               ----

         Fixed maturities:
           Gross gains                                         $    -                   $  10             $   -
           Gross losses                                             (1)                    -                  -
         Investment in mutual funds:
           Gross gains                                             281                    116                140
           Gross losses                                           (181)                   (39)                (6)
                                                               -------                 ------              -----

         Totals                                                 $   99                  $  87               $134
                                                                ======                  =====               ====



5.       NET INVESTMENT INCOME

         The sources of net investment income for the years ended December 31, 1998, 1997 and 1996 were as follows:

                  (in thousands)                                1998                   1997                1996
                                                                ----                   ----                ----

         Fixed maturities                                     $  8,534                 $6,617            $   836
         Cash and cash equivalents                               1,717                  1,153                685
         Investment in mutual funds                              1,013                    554                144
         Policy loans                                               45                     28                  5
                                                           -----------              ---------         ----------

         Total investment income                                11,309                  8,352              1,670

         Investment expenses                                       179                    171                 84
                                                            ----------               --------          ---------

         Net investment income                                 $11,130                 $8,181             $1,586
                                                               =======                 ======             ======



6.       INCOME TAXES

         The significant components of income tax expense (benefit) for the years ended December 31, are as follows:

                (in thousands)                                 1998                  1997                  1996
                                                               ----                  ----                  ----

         Current tax expense                                  $22,384                $20,108              $12,865

         Deferred tax benefit                                 (14,230)                (9,630)             (16,903)
                                                             --------              ---------             --------

         Total income tax expense (benefit)                  $  8,154                $10,478             ($ 4,038)
                                                             ========                =======              =======

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)


         The tax effects of significant items comprising the Company's deferred tax balance as of December 31, 1998 and 1997, are as follows:

                  (in thousands)                                         1998                         1997
                                                                         ----                         ----

         Deferred tax liabilities:
             Deferred acquisition costs                                ($210,731)                  ($159,766)
             Payable to reinsurers                                       (25,585)                    (25,369)
             Policy fees                                                    (859)                       (656)
             Unrealized investment gains and losses                       (2,069)                       (514)
                                                                     -----------                -------------

             Total                                                      (239,244)                   (186,305)
                                                                       ---------                   ---------

         Deferred tax assets:
             Net separate account liabilities                            225,600                     175,872
             Reserve for future contractowner benefits                    13,128                      15,121
             Other reserve differences                                    25,335                      10,534
             Deferred compensation                                         9,619                       7,187
             Surplus notes interest                                        3,375                       2,729
             Foreign exchange translation                                    166                         154
             Other                                                           882                         882
                                                                    ------------                ------------

             Total                                                       278,105                     212,479
                                                                       ---------                   ---------

             Income tax receivable - deferred                          $  38,861                   $  26,174
                                                                       =========                   =========

         Management believes that based on the taxable income produced in the current year and the continued growth in annuity products, the Company will produce sufficient taxable income in the future to realize its deferred tax asset. As such, the Company released the deferred tax valuation allowance of $9,325,000 in 1996.

         The income tax expense was different from the amount computed by applying the federal statutory tax rate of 35% to pre-tax income from continuing operations as follows:

                  (in thousands)                                     1998              1997                 1996
                                                                     ----              ----                 ----

         Income (loss) before taxes
             Domestic                                              $45,435             $39,464             $23,366
             Foreign                                                (2,514)             (1,438)               (781)
                                                                 ---------           ---------           ---------
             Total                                                  42,921              38,026              22,585

             Income tax rate                                            35%                 35%                 35%
                                                                 ---------           ---------           ---------

         Tax expense at federal
             statutory income tax rate                              15,022              13,309               7,905

         Tax effect of:
             Change in valuation allowance                               -                  -               (9,325)
             Dividend received deduction                            (9,085)             (4,585)             (2,266)
             Losses of foreign subsidiary                              880                 503                 273
             Meals and entertainment                                   487                 340                  43
             State income taxes                                        673                 577                 356
             Other                                                     177                 334              (1,024)
                                                                  --------             -------           ---------

         Income tax expense (benefit)                             $  8,154             $10,478           ($  4,038)
                                                                  ========             =======            =========


                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)


7.       RECEIVABLE FROM/PAYABLE TO AFFILIATES

         Certain operating costs (including personnel, rental of office space, furniture, and equipment) have been charged to the Company at cost by
         American Skandia  Information  Services  and  Technology   Corporation
         ("ASIST"), an affiliated company; and likewise, the Company has charged operating costs to ASISI. The total cost to the Company for these items was $7,722,000, $5,572,000 and $11,581,000 for the years ended December
         31, 1998, 1997 and 1996, respectively. Income received for these items was $1,355,000, $3,225,000 and $1,148,000 for the years ended December
         31, 1998, 1997 and 1996, respectively. Amounts receivable from affiliates under these arrangements were $98,000 and $549,000 as of December 31, 1998 and 1997, respectively. Amounts payable to affiliates under these arrangements were $551,000 and $264,000 as of December 31, 1998 and 1997, respectively.


8.       FUTURE FEES PAYABLE TO PARENT

         In a series of transactions with its Parent, the Company sold certain rights to receive future fees and contract charges expected to be realized on variable portions of designated blocks of deferred annuity contracts. The effective dates and issue periods these transactions cover are as follows:


                             Closing    Effective        Contract Issue
            Transaction       Date         Date              Period
            -----------     --------    ---------      -----------------

               1996-1       12/16/96      9/1/96       1/1/94 -  6/30/96
               1997-1        7/23/97      6/1/97       3/1/96 -  4/30/97
               1997-2       12/30/97     12/1/97       5/1/95 - 12/31/96
               1997-3       12/30/97     12/1/97       5/1/96 - 10/31/97
               1998-1        6/30/98      6/1/98       1/1/97 -  5/31/98
               1998-2       11/10/98     10/1/98       5/1/97 -  8/31/98
               1998-3       12/30/98     12/1/98       7/1/96 - 10/31/98


        In connection with these transactions, the Parent issued collateralized notes in a private placement which are secured by the rights to receive future fees and charges purchased from the Company.

        Under the terms of the Purchase Agreements, the rights sold provide for the Parent to receive a percentage of future mortality and expense charges and contingent deferred sales charges, after reinsurance, expected to be realized over the remaining surrender charge period of the designated contracts (6 to 8 years). The percentage is 100% on transactions 1997-3 and 1998-3 and 80% on all other transactions.

        The Company did not sell the right to receive future fees and charges after the expiration of the surrender charge period.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)


        The proceeds from the sales have been recorded as a liability and are being amortized over the remaining surrender charge period of the designated contracts using the interest method. The present value of the transactions as of the respective effective date was as follows:

         (in thousands)
                                                               Present
           Transaction             Discount Rate                Value
           -----------             -------------               -------
             1996-1                    7.5%                    $50,221
             1997-1                    7.5%                     58,767
             1997-2                    7.5%                     77,552
             1997-3                    7.5%                     58,193
             1998-1                    7.5%                     61,180
             1998-2                    7.0%                     68,573
             1998-3                    7.0%                     40,128

        Payments representing fees and charges in the aggregate amount of $69,226,000, $22,250,000 and $0, were made by the Company to the Parent for the years ended December 31, 1998, 1997 and 1996, respectively. Related interest expense of $22,978,000, $6,842,000 and $42,000 has been included in the statement of income for the years ended December 31, 1998, 1997 and 1996, respectively.

        Expected payments of future fees payable to Parent as of December 31, 1998 are as follows:

                                     Year Ended
          (in thousands)            December 31,                    Amount
                                    ------------                  ----------
                                       1999                       $   64,520
                                       2000                           68,403
                                       2001                           67,953
                                       2002                           64,238
                                       2003                           54,382
                                       2004                           35,601
                                       2005                           12,441
                                       2006                            1,440
                                                                  ----------
                                       Total                      $  368,978
                                                                  ==========

        The Commissioner of the State of Connecticut has approved the sale of future fees and charges; however, in the event that the Company becomes subject to an order of liquidation or rehabilitation, the Commissioner has the ability to stop the payments due to the Parent under the Purchase Agreement subject to certain terms and conditions.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)


9.      LEASES

        The Company leases office space under a lease agreement established in 1989 with ASIST. The lease expense for 1998, 1997 and 1996 was $3,588,000, $2,428,000 and $1,583,000, respectively. Future minimum lease payments per year and in aggregate as of December 31, 1998 are as follows:

         (in thousands)        1999                           $  3,619
                               2000                              5,070
                               2001                              5,070
                               2002                              5,070
                               2003                              5,070
                               2004 and thereafter              40,271
                                                              --------

                               Total                          $ 64,170
                                                              ========

10.     RESTRICTED ASSETS

        To comply with certain state insurance departments' requirements, the Company maintains cash, bonds and notes on deposit with various states. The carrying value of these deposits amounted to $3,747,000 and $3,757,000 as of December 31, 1998, and 1997, respectively. These deposits are required to be maintained for the protection of contractowners within the individual states.


11.     RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

        Statutory basis shareholder's equity was $285,553,000 and $294,586,000 at December 31, 1998 and 1997, respectively.

        The statutory basis net loss was $13,152,000, $8,970,000 and $5,405,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

        Under various state insurance laws, the maximum amount of dividends that can be paid to shareholders without prior approval of the state insurance department is subject to restrictions relating to statutory surplus and net gain from operations. At December 31, 1998, no amounts may be distributed without prior approval.


12.     EMPLOYEE BENEFITS

        The Company has a 401(k) plan for which substantially all employees are eligible. Under this plan, the Company contributes 3% of salary for all participating employees and matches employee contributions at a 50%
        level up to an additional 3% Company contribution. Company contributions to this plan on behalf of the participants were $2,115,000, $1,220,000 and $850,000 for the years ended December 31,
        1998, 1997 and 1996, respectively.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                         (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)


        The Company has a deferred compensation plan, which is available to the internal field marketing staff and certain officers. Company contributions to this plan on behalf of the participants were $342,000, $270,000 and $245,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

        The Company and an affiliate cooperatively have a long-term incentive plan under which units are awarded to executive officers and other personnel. The program consists of multiple plans, with a new plan instituted each year. Generally, participants must remain employed by the Company or its affiliates at the time such units are payable in order to receive any payments under the plan. The accrued liability representing the value of these units was $21,372,000 and $15,720,000 as of December 31, 1998 and 1997, respectively. Payments under this plan were $2,407,000, $1,119,000 and $602,000 for the years ended
        December 31, 1998, 1997, and 1996, respectively.

13.     REINSURANCE

        The effect of reinsurance for the years ended December 31, 1998, 1997 and 1996 is as follows:

         (in thousands)                                    1998
                                                           ----
                                  Policy                 Change in             Return Credited
                             Charges and Fees         Policy Reserves         to Contractowners
                             ----------------         ---------------         -----------------
         Gross                   $215,425                $   691                  ($8,921)
         Ceded                     29,214                   (362)                       9
                                 --------                -------                  -------
         Net                     $186,211                $ 1,053                  ($8,930)
                                 ========                =======                  =======


                                                            1997
                                                            ----
                                  Policy                 Change in             Return Credited
                             Charges and Fees         Policy Reserves         to Contractowners
                             ----------------         ---------------         -----------------
         Gross                   $144,417                   $955                    ($1,972)
         Ceded                     23,259                    918                         46
                                 --------                  -----                    -------
         Net                     $121,158                  $  37                    ($2,018)
                                 ========                  =====                     ======


                                                            1996
                                                            ----
                                  Policy                 Change in              Return Credited
                             Charges and Fees         Policy Reserves          to Contractowners
                             ----------------         ---------------          -----------------
         Gross                    $87,370                   $815                     $779
         Ceded                     17,590                    180                      106
                                 --------                  -----                    -----
         Net                      $69,780                   $635                     $673
                                  =======                   ====                     ====


        Such ceded reinsurance does not relieve the Company of its obligations to policyholders. The Company remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet the obligations assumed under the reinsurance agreements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)


14.    SURPLUS NOTES

       The Company has issued surplus notes to its Parent in exchange for cash. Surplus notes outstanding as of December 31, 1998 and 1997 were as follows:

              (in thousands)
                                                                                    Interest for the
                                        Interest      1998        1997           Years Ended December 31,
              Issue Date                  Rate       Amount      Amount        1998        1997       1996
              ----------                  ----       ------      ------        ----        ----       ----

         December 29, 1993                6.84%    $      -    $ 20,000       $ 1,387    $ 1,387    $ 1,391
         February 18, 1994                7.28%      10,000      10,000           738        738        740
         March 28, 1994                   7.90%      10,000      10,000           801        801        803
         September 30, 1994               9.13%      15,000      15,000         1,389      1,389      1,392
         December 28, 1994                9.78%      14,000      14,000         1,388      1,388      1,392
         December 19, 1995                7.52%      10,000      10,000           762        762        765
         December 20, 1995                7.49%      15,000      15,000         1,139      1,139      1,142
         December 22, 1995                7.47%       9,000       9,000           682        682        684
         June 28, 1996                    8.41%      40,000      40,000         3,411      3,411      1,747
         December 30, 1996                8.03%      70,000      70,000         5,699      5,699         31
                                                   --------    --------       -------    -------    -------      -
         Total                                     $193,000    $213,000       $17,396    $17,396    $10,087
                                                   ========    ========       =======    =======    =======

        The surplus note for $20,000,000 dated December 29, 1993 was converted to additional paid-in capital on December 31, 1998.

        All surplus notes mature seven years from the issue date.

        Payment of interest and repayment of principal for these notes is subject to certain conditions and require approval by the Insurance Commissioner of the State of Connecticut. At December 31, 1998 and 1997, $9,644,000 and $7,796,000, respectively, of accrued interest on surplus notes was not approved for payment under these criteria.


15.     SHORT-TERM BORROWING

        The Company had a $10 million short-term loan payable to the Parent at December 31, 1998 and 1997. The total interest expense to the Company was $622,000, $642,000 and $643,000 and for the years ended December 31, 1998, 1997 and 1996, respectively, of which $182,000 and $201,000 was payable as of December 31, 1998 and 1997, respectively.


16.     CONTRACT WITHDRAWAL PROVISIONS

        Approximately 99% of the Company's separate account liabilities are subject to discretionary withdrawal by contractowners at market value or with market value adjustment. Separate account assets which are carried at fair value are adequate to pay such withdrawals which are generally subject to surrender charges ranging from 10% to 1% for contracts held less than 10 years.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)


17.     SEGMENT REPORTING

        In June 1997, the FASB issued SFAS 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS 131 establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards related to disclosures about products and services, geographic areas and major customers. SFAS 131 is effective for financial statement periods beginning after December 15, 1997.

        During 1998, to complement its annuity products, the Company launched specific marketing and operational activities towards the release of variable life insurance and qualified retirement plan annuity products. As of December 31, 1998, sales were not significant enough to warrant full segment disclosures. Sales, as measured by premium received, for the year ended December 31, 1998 and assets under management as of December 31, 1998, for the respective segments were as follows:

                      (in thousands)                   Variable         Variable      Qualified
                                                        Annuity           Life           Plans         Total
                                                     ------------       --------      ---------     -----------
         Sales                                        $ 4,122,272        $1,188        $36,202      $ 4,159,662
                                                      ===========        ======        =======      ===========

         Assets under management                      $17,809,437        $1,295        $44,029      $17,854,761
                                                      ===========        ======        =======      ===========

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)


18.     QUARTERLY FINANCIAL DATA (UNAUDITED)

        The  following  table  summarizes   information  with  respect  to  the
        operations of the Company on a quarterly basis:


                   (in thousands)                                            Three Months Ended
                                                     March 31          June 30        September 30       December 31
                                                     --------          -------        ------------       -----------
                      1998
                      ----
         Premiums and other insurance
            revenues                                  $ 50,593          $ 57,946         $ 62,445          $ 67,327
         Net investment income                           3,262             2,410            2,469             2,989
         Net realized capital gains (losses)               156                13              (46)              (24)
                                                      --------          --------         --------          --------
         Total revenues                                 54,011            60,369           64,868            70,292

         Benefits and expenses                          46,764            42,220           48,471            69,164
                                                      --------          --------         --------          --------

         Pre-tax net income                              7,247            18,149           16,397             1,128

         Income taxes                                    1,175             4,174            2,223               582
                                                      --------          --------         --------          --------

         Net income                                   $  6,072          $ 13,975         $ 14,174          $    546
                                                      ========          ========         ========          ========


                       1997
                       ----
         Premiums and other insurance
            revenues                                  $ 30,186          $ 34,056         $ 41,102          $ 44,402
         Net investment income                           1,369             2,627            2,031             2,154
         Net realized capital gains                         20                43               21                 3
                                                      --------          --------         --------          --------
         Total revenues                                 31,575            36,726           43,154            46,559

         Benefits and expenses                          18,319            30,465           31,179            40,025
                                                      --------          --------         --------          --------

         Pre-tax net income                             13,256             6,261           11,975             6,534

         Income taxes                                    4,260             2,614            3,354               250
                                                      --------          --------         --------          --------

         Net income                                   $  8,996          $  3,647         $  8,621          $  6,284
                                                      ========          ========         ========          ========


                       1996
                       ----
         Premiums and other insurance
            revenues                                  $ 16,606          $ 20,453         $ 22,366          $ 26,906
         Net investment income                             455               283              270               578
         Net realized capital gains                         92                13                6                23
                                                      --------          --------         --------          --------
         Total revenues                                 17,153            20,749           22,642            27,507

         Benefits and expenses                          12,725             9,430           17,007            26,304
                                                      --------         ---------         --------          --------

         Pre-tax net income                              4,428            11,319            5,635             1,203

         Income taxes                                    1,769             3,624            3,096           (12,527)
                                                      --------         ---------         --------          --------

         Net income                                   $  2,659         $   7,695         $  2,539          $ 13,730
                                                      ========         =========         ========          ========


        As described in Note 6, the valuation allowance relating to deferred income taxes was released during the three months ended December 31, 1996.

APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT E

The Unit Prices and number of Units in the Sub-accounts that commenced operations prior to January 1, 1999 are shown below.

         Unit Prices And Numbers Of Units: The following table shows: (a) the Unit Price, as of the dates shown, for Units in each of the Sub-account of Separate Account E that commenced operations prior to January 1, 1999 and are being offered pursuant to this Prospectus; and (b) the number of Units outstanding in each such Sub-account as of the dates shown. The year in which operations commenced in each such Sub-account is noted in parentheses. The portfolios in which a particular Sub-account invests may or may not have commenced operations prior to the date such Sub-account commenced operations. The initial offering price for each Sub-account was $10.00.


                                                                    Year Ended December 31,
------------------------------------------------------------------------------------------------------------------------------------
                            1998       1997       1996        1995       1994        1993       1992       1991       1990      1989
------------------------------------------------------------------------------------------------------------------------------------
GAL Money Market
(1993)
Unit Price                $12.59      12.05       11.54      11.06       10.56      10.22          -          -          -         -
Number of Units          607,600    827,966   1,006,007  1,350,072   1,257,546  1,063,152          -          -          -         -
------------------------------------------------------------------------------------------------------------------------------------
GAL Equity
(1993)
Unit Price                $25.34      20.63       16.24      13.44       10.66      10.36          -          -          -         -
Number of Units        1,853,943  2,033,164   2,136,942  2,119,810   1,818,564  1,246,452          -          -          -         -
------------------------------------------------------------------------------------------------------------------------------------
GAL High Quality Bond
(1993)
Unit Price                $14.50      13.29       12.22      12.04        9.88      10.55          -          -          -         -
Number of Units          777,739    668,832     740,891    830,395     811,254    929,546          -          -          -         -
------------------------------------------------------------------------------------------------------------------------------------
GAL Asset Allocation
(1993)
Unit Price                $20.65      17.75       15.00      13.12       10.20      10.48          -          -          -         -
Number of Units        1,026,113  1,062,839   1,083,176  1,136,906   1,037,131  1,126,518          -          -          -         -
------------------------------------------------------------------------------------------------------------------------------------

                   American Skandia Life Assurance Corporation
                   Attention: Galaxy Annuity Customer Service

                              For Written Requests:

                                  P.O. Box 883
                           Shelton, Connecticut 06484

                            For Electronic Requests:

                           customerservice@Skandia.com

                             For Requests by Phone:

                                 1-800-444-3970


--------------------------------------------------------------------------------
                  PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS FURTHER DETAILS ABOUT THE AMERICAN SKANDIA ANNUITY DESCRIBED IN PROSPECTUS GA-PROS (05/99).

--------------------------------------------------------------------------------


             -------------------------------------------------------
                                (print your name)



             -------------------------------------------------------
                                    (address)



             -------------------------------------------------------
                              (city/state/zip code)

ADDITIONAL   INFORMATION:   Inquiries   will  be   answered   by  calling   your
     representative or by writing to:

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                       at

                                  P.O. Box 883
                           Shelton, Connecticut 06484

                                       or

                           customerservice@Skandia.com



Issued by:                                                          Serviced at:

AMERICAN SKANDIA LIFE                                      AMERICAN SKANDIA LIFE
ASSURANCE CORPORATION                                      ASSURANCE CORPORATION
One Corporate Drive                                                 P.O. Box 883
Shelton, Connecticut 06484                            Shelton, Connecticut 06484
Telephone: 1-800-444-3970                             Telephone:  1-800-444-3970
http://www.AmericanSkandia.com                    http://www.AmericanSkandia.com

                                 Distributed by:

                    AMERICAN SKANDIA MARKETING, INCORPORATED
                               One Corporate Drive
                           Shelton, Connecticut 06484
                             Telephone: 203-926-1888
                         http://www.AmericanSkandia.com





                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution:  Not Applicable.

Item 15. Indemnification of Directors and Officers: Under Section 33-320a of the Connecticut General Statutes, the Registrant must indemnify a director or officer against judgments, fines, penalties, amounts paid in settlement and reasonable expenses including attorneys' fees, for actions brought or threatened to be brought against him in his capacity as a director or officer when certain disinterested parties determine that he acted in good faith and in a manner he reasonably believed to be in the best interests of the Registrant. In any criminal action or proceeding, it also must be determined that the director or officer had no reason to believe his conduct was unlawful. The director or officer must also be indemnified when he is successful on the merits in the defense of a proceeding or in circumstances where a court determines that he is fairly and reasonable entitled to be indemnified, and the court approves the amount. In shareholder derivative suits, the director or officer must be finally adjudged not to have breached this duty to the Registrant or a court must determine that he is fairly and reasonably entitled to be indemnified and must approve the amount. In a claim based upon the director's or officer's purchase or sale of the Registrants' securities, the director or officer may obtain indemnification only if a court determines that, in view of all the circumstances, he is fairly and reasonably entitled to be indemnified and then for such amount as the court shall determine. The By-Laws of American Skandia Life Assurance Corporation ("ASLAC") also provide directors and officers with rights of indemnification, consistent with Connecticut Law.

The foregoing statements are subject to the provisions of Section 33-320a.

Directors and officers of ASLAC and American Skandia Marketing, Incorporated ("ASM, Inc.") can also be indemnified pursuant to Indemnity Agreements between each director and officer and American Skandia Investment Holding Corporation, a corporation organized under the laws of the state of Delaware. The provisions of the Indemnity Agreement are governed by Section 45 of the General Corporation Law of the State of Delaware.

The directors and officers of ASLAC and ASM, Inc. are covered under a directors and officers liability insurance policy issued by an unaffiliated insurance company and an insurance policy issued to Skandia Insurance Company Ltd., their ultimate parent. Such policy will reimburse ASLAC or ASM, Inc., as applicable, for any payments that it shall make to directors and officers pursuant to law and, subject to certain exclusions contained in the policy, will pay any other costs, charges and expenses, settlements and judgments arising from any proceeding involving any director or officer of ASLAC or ASM, Inc., as applicable, in his or her past or present capacity as such.

Item 16.  Exhibits:

         Exhibits                                                                                                    Page

1        Underwriting  agreement  (Incorporated  by reference to  Post-Effective
         Amendment  No. 1 to  Post-Effective  Amendment  No.  1 to  Registration
         Statement No. 333-25733, filed via EDGAR March 2, 1998.

2        Plan of acquisition, reorganization, arrangement, liquidation or succession                       Not applicable

3 Articles of incorporation and by-laws Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement No. 33-87010, filed via EDGAR March 2, 1998.

4        Instruments   defining  the  rights  of  security  holders,   including
         indentures (Incorporated by reference to Post-effective Amendment No. 7 to Registration  Statement No. 33-47976,  filed March 10, 1994).  EDGAR
         filing  via  Post-Effective  No.  12  to  Registration   Statement  No.
         33-47976, filed April 27, 1998.

5        Opinion re legality.                                                                   (Included as Exhibit 23b)

6 - 9                                                                                                      Not applicable

10       Material contracts (Investment Management Agreements)

(a) Agreement with J.P. Morgan Investment Management Inc. incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement
         No. 333-00941, filed via EDGAR February 25, 1997.

(b)      Agreement  with  Fleet  Investment   Advisors  Inc.,   incorporated  by
         reference to Post-Effective  Amendment No. 1 to Registration  Statement
         No. 333-00941, filed via EDGAR February 25, 1997.

11 - 22                                                                                                    Not applicable

23       Consents of experts and counsel

         23a    (1) Consent of Ernst & Young LLP.                 FILED HEREWITH
                (2) Consent of Deloitte & Touche LLP.             FILED HEREWITH

         23b    Opinion & consent of Werner & Kennedy.            FILED HEREWITH

24       Power of Attorney

         Directors  Boronow,  Campbell,  Carendi,  Danckwardt,  Dokken,  Sutyak,
         Mazzaferro, Moberg, Soderstrom, Tracy, Svensson, Brunetti, and Collins filed via EDGAR in the initial Registration Statement to Registration
         Statement No. 333-25733, filed April 24, 1997

------------------------------------------------------------------------------------------------------------------------------------
25 - 28                                                                                                    Not applicable

Item 17.  Undertakings:  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, post-effective amendments to this registration statement:

         (i) To include any prospectus required by section 10 (a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

--------------------------------------------------------------------------------
LEGAL EXPERTS: Counsel with respect to Federal laws and regulations applicable to the issue and sale of the Annuities and with respect to Connecticut law is Werner & Kennedy, 1633 Broadway, New York, New York 10019.

                                    Exhibits


        Exhibit 23a                        (1) Consent of Ernst & Young LLP
                                           (2) Consent of Deloitte & Touche LLP

        Exhibit 23b                        Opinion & Consent of Werner & Kennedy



                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shelton, State of Connecticut, April 27, 1999.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   Registrant


By:/s/ Kathleen A. Chapman                       Attest:/s/ Scott K. Richardson
Kathleen A. Chapman, Assistant Corporate Secretary          Scott K. Richardson

Pursuant to the  requirements of the Securities Act of 1933,  this  Registration
Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                                               Title                              Date

                                             (Principal Executive Officer)


           Jan R. Carendi*                        Chief Executive Officer,            April 27, 1999
           Jan R. Carendi                    Chairman of the Board and Director

                                             (Principal Financial Officer)
   /s/ Thomas M. Mazzaferro                  Executive Vice President and             April 27, 1999
        Thomas M. Mazzaferro                       Chief Financial Officer

                                             (Principal Accounting Officer)
  /s/ David R. Monroe                       Senior Vice President, Treasurer          April 27, 1999
        David R. Monroe                     and Corporate Controller



                              (Board of Directors)


          Jan. R. Carendi*                           Gordon C. Boronow*                Malcolm M. Campbell*
           Jan. R. Carendi                            Gordon C. Boronow                 Malcolm M. Campbell

         Henrik Danckwardt*                           Amanda C. Sutyak*                   Wade A. Dokken*
          Henrik Danckwardt                           Amanda C. Sutyak                    Wade A. Dokken

       Thomas M. Mazzaferro*                          Gunnar Moberg*                  Bayard F. Tracy*
        Thomas M. Mazzaferro                            Gunnar Moberg                     Bayard F. Tracy

        Anders Soderstrom*                          C. Ake Svensson*                 Lincoln R. Collins**
          Anders Soderstrom                           C. Ake Svensson                   Lincoln R. Collins

                                                  Nancy F. Brunetti*
                                                    Nancy F. Brunetti


                                *By: /s/Kathleen A. Chapman
                                        Kathleen A. Chapman

*Pursuant to Powers of Attorney  filed with Initial Registration Statement No. 333-25733
